UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Section 240.14a-12

INTEVAC, INC.

(Exact Name of Registrant as Specified in its Charter)

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April 14, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Intevac, Inc., a Delaware corporation, which will be held Wednesday, May 19, 2021 at 3:30 p.m., Pacific daylight time, by means of a live webcast. There will be no physical location for stockholders to attend. The accompanying notice of Annual Meeting, proxy statement and form of proxy card are being distributed to you on or about April 14, 2021.

As a precaution regarding the coronavirus, or COVID-19, we have decided to hold the Annual Meeting over the web in a virtual meeting format. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/245316177. The password for the meeting is IVAC2021.

Details regarding how to participate in the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2020 Annual Report. We encourage you to read this information carefully.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you join the live webcast. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of Intevac.

Sincerely yours,

Wendell Blonigan

President and Chief Executive Officer

INTEVAC, INC.

3560 Bassett Street

Santa Clara, California 95054

NOTICE OF ANNUAL MEETING

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, May 19, 2021 at 3:30 p.m., Pacific daylight time.

Location:

www.meetingcenter.io/245316177

The password for the meeting is IVAC2021. As a precaution regarding the coronavirus or COVID-19, we have decided to hold the Annual Meeting over the web in a virtual meeting format. We expect that we will revert to holding an in-person meeting next year if appropriate.

Items of Business:	(1) To elect eight directors to serve for the ensuing year or until their respective successors are duly elected and qualified.

(2) To approve an amendment to the Intevac 2003 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares.

(3) To ratify the appointment of BPM LLP as Intevac’s independent public accountants for the fiscal year ending January 1, 2022.

(4) To approve, on a non-binding, advisory basis, compensation paid to Intevac’s Named Executive Officers (“NEOs”).

(5) To transact such other business as may properly come before the Annual Meeting or any postponement, adjournment or other delay thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on March 30, 2021.

Voting:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy card or vote on the Internet or by telephone as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters” and the instructions on the enclosed proxy card.

All stockholders are cordially invited to participate in the Annual Meeting.

By Order of the Board of Directors,

JAMES MONIZ

Executive Vice President, Finance and

Administration, Chief Financial Officer, Secretary and

Treasurer

This notice of Annual Meeting, proxy statement and accompanying form of proxy card are first being distributed on or about April 14, 2021.

Page
Questions and Answers About Procedural Matters	1
Annual Meeting	1
Stock Ownership	2
Quorum and Voting	2
Stockholder Proposals and Director Nominations	6
Additional Information about the Proxy Materials	6
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 19, 2021	7
Proposal One – Election of Directors	8
Majority Voting Standard	8
Nominees	9
Business Experience and Qualifications of Nominees for Election as Directors	9
Proposal Two – Approval of an Amendment to the Intevac 2003 Employee Stock Purchase Plan to Increase the Number of Shares Reserved for Issuance Thereunder by 500,000 Shares	12
Summary of the 2003 Employee Stock Purchase Plan	12
Federal Income Tax Aspects	14
Amendment and Termination of the 2003 ESPP	14
2003 ESPP Transactions for Certain Individuals and Groups	15
Proposal Three – Ratification of Independent Public Accountants	16
Principal Accountant Fees and Services	16
Pre-Approval of Audit and Permissible Non-Audit Services	16
Proposal Four – Advisory Vote to Approve Executive Compensation	17
Compensation Program and Philosophy	17
Corporate Governance Matters	18
Code of Business Conduct and Ethics	18
Environment, Social and Governance	18
Human Capital Management	19
Cybersecurity	19
Independence of the Board	19
Board Meetings and Committees	19
Attendance at Annual Stockholder Meetings by the Board	21
Contacting the Board	23
Executive Compensation and Related Information	24
Compensation Discussion and Analysis	24
2020 Summary Compensation Table	39
Outstanding Equity Awards at 2020 Fiscal Year-End	40
Potential Payments upon Termination or Change of Control	41
Compensation of Directors	44
Equity Compensation Plan Information	45
Security Ownership of Certain Beneficial Owners and Management	46
Certain Relationships and Related Party Transactions	48
Audit Committee Report	49
Other Business	50

INTEVAC, INC.

3560 Bassett Street

Santa Clara, California 95054

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:

The Board of Directors (the “Board”) of Intevac, Inc. (“we,” “us,” “Intevac” or the “Company”) is providing these proxy materials to you in connection with the solicitation by the Board of proxies for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held Wednesday, May 19, 2021 at 3:30 p.m. Pacific daylight time, or at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being distributed to you on or about April 14, 2021.

Q:	Where is the Annual Meeting?

A:

As a precaution regarding the coronavirus or COVID-19, we have decided to hold the Annual Meeting over the web in a virtual meeting format. There is no physical location for the Annual Meeting. We expect that we will revert to holding an in-person meeting next year if appropriate.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/245316177. You will need the control number which appears on your proxy card. The password for the meeting is IVAC2021.

Q:	Can I attend the Annual Meeting?

A:

You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of March 30, 2021 (the “Record Date”). The meeting will begin promptly at 3:30 p.m. Pacific daylight time.

Q:	How can I attend the Annual Meeting?

A:

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/245316177. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is IVAC2021.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 3:30 p.m., Pacific daylight time. We encourage you to access the meeting prior to the start time leaving ample time for check in procedures. Please follow the registration instructions as outlined in this proxy statement.

Q:	How can I register to attend the Annual Meeting virtually on the Internet?

A:	If you are a registered holder, a 15-digit secure control number that will allow you to attend the Annual Meeting electronically can be found on your proxy card.

If you hold your shares in the name of a broker, bank or other holder of record, you may either: (i) vote in advance of the Annual Meeting by contacting your broker and attend the virtual meeting as a guest; or (ii) register to attend the virtual meeting as a stockholder in advance (allowing you to both vote and ask questions during the meeting). To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern daylight time, on May 18, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail: Computershare, Intevac, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Stockholders of record – If your shares are registered directly in your name with Intevac’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.” These proxy materials have been sent directly to you by Intevac, and we will have a list of all such stockholders accessible during the meeting on the meeting site.

Beneficial owners – Many Intevac stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” In this case the proxy materials will have been forwarded to you by your broker, trustee or nominee, who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares, and if you do not do so then most of the proposals will not receive the benefit of your vote. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote those shares at the Annual Meeting.

Quorum and Voting

Q:	How many shares must be present in person (virtually) or represented by proxy to conduct business at the Annual Meeting?

A:

The presence of the holders of a majority of the shares of Intevac’s common stock, par value $0.001 per share (the “Common Stock”) entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote on a proposal occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Holders of record of Intevac’s Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date.

At the Record Date, there were 24,095,965 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting, held by 73 stockholders of record. We believe that approximately 4,026 beneficial owners hold shares through brokers, fiduciaries and nominees. No shares of Intevac’s preferred stock were outstanding.

Q:	What shares may I vote?

A:

You may vote all of the Intevac shares owned by you as of the close of business on the Record Date. Each stockholder is entitled to one vote for each share held as of the Record Date on all matters presented at the Annual Meeting. Stockholders are not entitled to cumulate their votes in the election of directors.

Q:	How many directors may I vote for?

A:	Stockholders may vote for up to eight nominees for director. The Board recommends that you vote “FOR” all eight of the Board’s nominees for director.

Q:	How can I vote my shares during the Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted over the Internet during the Annual Meeting by visiting www.meetingcenter.io/245316177 and using your 15-digit control number (included on your proxy card) to access the meeting. The password for the meeting is IVAC2021. Shares held beneficially in street name may be voted over the Internet during the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares in accordance with the instructions set forth above. Even if you plan to participate in the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described below, so that your vote will be counted if you later decide not to join the virtual meeting.

Q:	How can I vote my shares without participating in the Annual Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without participating in the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By mail – Stockholders of record of Intevac Common Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Intevac stockholders who hold shares beneficially in street name may vote by mail by following the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet – Stockholders of record of Intevac Common Stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 11:59 p.m., Eastern daylight time, on Tuesday, May 18, 2021. Most Intevac stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone – Stockholders of record of Intevac Common Stock who live in the United States, Puerto Rico or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards until 11:59 p.m., Eastern daylight time, on Tuesday, May 18, 2021. Most Intevac stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote on:

(1)	The election of eight directors to serve for the ensuing year or until their respective successors are duly elected and qualified;

(2)	An amendment to the Intevac 2003 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000 shares;

(3)	The ratification of the appointment of BPM LLP as independent public accountants of Intevac for the fiscal year ending January 1, 2022; and

(4)	The approval, on a non-binding, advisory basis, of the compensation paid to Intevac’s Named Executive Officers (“NEOs”).

Q:	What is the voting requirement to approve each of the proposals?

A:

Election of Directors (Proposal One): Under our Bylaws and our corporate governance guidelines, each director in an uncontested election will be elected if the number of votes cast “FOR” such director nominee exceeds the number of votes cast “AGAINST” such director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the eight nominees for election as director. The Board will nominate for election or reelection only those candidates who agree to tender, promptly following such candidate’s election or reelection, an irrevocable resignation effective upon (i) such candidate’s failure to receive the required vote for election at the next meeting at which they would stand for election and (ii) acceptance of such resignation by the Board. In an uncontested election, if an incumbent director does not receive more votes cast “FOR” than “AGAINST” his or her election, the Nominating and Governance Committee is then required to make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board is required to decide whether to accept such resignation. In contested elections, the required vote would be a plurality of votes cast. Nominees elected as directors of Intevac shall serve for a term of one year or until their respective successors have been duly elected and qualified

Equity Plan Proposal (Proposal Two): Approval of an amendment to Intevac’s 2003 Employee Stock Purchase Plan (Proposal Two) requires the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.

Ratification of BPM LLP (Proposal Three): Although stockholder ratification of the selection of BPM LLP as Intevac’s independent public accountants is not required by our Bylaws or other applicable legal requirements, the Board is submitting the selection of BPM LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of Intevac and its stockholders. Ratification of the selection of BPM LLP requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal.

Advisory Vote on Executive Compensation (Proposal Four) – The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve, on a non-binding, advisory basis, the compensation of the NEOs. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Because your vote is advisory, it will not be binding on us or the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Q:	What effect do abstentions and broker non-votes have on the proposals?

A:	Shares voted “ABSTAIN” and shares not represented at the meeting will have no effect on the election of directors. For each of the other proposals, abstentions have the same effect as “AGAINST” votes.

If you are a beneficial holder and do not provide specific voting instructions to your broker or other nominee, the broker or other nominee that holds your shares will not be able to vote your shares, which will result in “broker non-votes” on proposals other than the ratification of the appointment of BPM LLP as Intevac’s independent auditor for Fiscal 2021. Consequently, if you do not submit any voting instructions to your broker or other nominee, your broker or other nominee may exercise its discretion to vote your shares on Proposal Three to ratify the appointment of BPM LLP. Broker non-votes will not be counted in the tabulation of the voting results on any of the proposals.

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends that you vote your shares:

•	“FOR” the election of all of the nominees as director listed in Proposal One;

•	“FOR” the adoption of the amendment to add an additional 500,000 shares to the Intevac 2003 Employee Stock Purchase Plan;

•	“FOR” the proposal to ratify the selection of BPM LLP as Intevac’s independent public accountants for the fiscal year ending January 1, 2022; and

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation of Intevac’s NEOs.

Q:	If I sign a proxy, how will it be voted?

A:

All shares entitled to vote and represented by properly executed proxy cards received prior to the applicable deadlines described above (and not revoked) will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Intevac does not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with Intevac’s Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) participating in the Annual Meeting and voting your shares electronically during the meeting. Participating in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by making a timely and valid later Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares in accordance with the instructions set forth above, by participating in the Annual Meeting and voting your shares electronically during the meeting.

Any written notice of revocation or subsequent proxy card must be received by Intevac’s Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent so as to be delivered to Intevac’s principal executive offices, Attention: Secretary, by May 18, 2021.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

Intevac will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Intevac may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Intevac may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Intevac may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in Intevac’s proxy materials – Stockholders may present proper proposals for inclusion in Intevac’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Intevac’s Secretary in a timely manner. Assuming a mailing date of April 14, 2021 for this proxy statement, in order to be included in the proxy statement for the 2022 annual meeting of stockholders, stockholder proposals must be received by Intevac’s Secretary no later than December 15, 2021, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting – In addition, Intevac’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by or at the direction of the Board or by any stockholder entitled to vote in the election of directors at the meeting who has delivered written notice to Intevac’s Secretary that is received no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Intevac’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board, (2) properly brought before the meeting by or at the direction of the Board or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of Intevac that is received no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is 120 days prior to the one-year anniversary of the date on which Intevac first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year’s meeting, notice must be received not later than the close of business on the later of 120 days prior to such annual meeting and ten calendar days following the date on which public announcement of the date of the meeting is first made. As a result, assuming a mailing date of April 14, 2021 for this proxy statement, the Notice Deadline for the 2022 annual meeting of stockholders is December 15, 2021.

If a stockholder who has notified Intevac of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such meeting, Intevac need not present the proposal for a vote at such meeting.

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Intevac. All notices of proposals by stockholders, whether or not to be included in Intevac’s proxy materials, should be sent to Intevac’s principal executive offices, Attention: Secretary.

Additional Information about the Proxy Materials

Q:	What should I do if I receive more than one set of proxy materials?

A:

You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Intevac proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	How may I obtain a separate set of proxy materials or the 2020 Annual Report?

A:	If you share an address with another stockholder, it is possible that each stockholder may not receive a separate copy of the proxy materials and 2020 Annual Report.

Stockholders who do not receive a separate copy of the proxy materials and 2020 Annual Report may request to receive a separate copy of the proxy materials and 2020 Annual Report by calling 408-986-9888 or by writing to Investor Relations at Intevac’s principal executive offices. Upon such an oral or written request, we will promptly deliver the requested materials. Alternatively, stockholders who share an address and receive multiple copies of our proxy materials and 2020 Annual Report can request to receive a single copy by following the instructions above, although each stockholder of record or beneficial owner must still submit a separate proxy card.

Q:	What is the mailing address for Intevac’s principal executive offices?

A:	Intevac’s principal executive offices are located at 3560 Bassett Street, Santa Clara, California 95054.

Any written requests for additional information, additional copies of the proxy materials and 2020 Annual Report, notices of stockholder nominations or proposals, recommendations of candidates to the Board, communications to the Board or any other communications should be sent to this address.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON MAY 19, 2021.

The proxy statement and the 2020 Annual Report are available at www.intevac.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, eight directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Stockholders and until a successor for any such director is elected and qualified, or until the earlier death, resignation or removal of such director.

It is intended that the proxies will be voted for the eight nominees named below unless authority to vote for any such nominee is withheld. The eight nominees are currently directors of Intevac. Each of the nominees was elected to the Board by the stockholders at the last annual meeting. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any other person who is designated by the current Board to fill the vacancy. The proxies solicited by this proxy statement may not be voted for more than eight nominees.

Majority Voting Standard

Under Intevac’s Bylaws, in order to be elected, a nominee must receive the votes of a majority of the votes cast with respect to such nominee in uncontested elections (which is the case for the election of directors at the 2021 Annual Meeting), which means the number of votes “for” a nominee must exceed the number of votes “against” that nominee. Abstentions are not counted as votes cast and, therefore, have no effect on the election of directors. If an incumbent director receives more “against” than “for” votes, he or she is expected to tender his or her resignation in accordance with our corporate governance guidelines.

In accordance with our Bylaws and our corporate governance guidelines, the Board will nominate for election or reelection only those candidates who agree to tender, promptly following such candidate’s election or reelection, an irrevocable resignation effective upon (i) such candidate’s failure to receive the required vote for election at the next meeting at which they would stand for election and (ii) acceptance of such resignation by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their election to the Board.

If an incumbent director fails to receive the required vote for reelection, then the Nominating and Governance Committee will consider the offer of resignation and recommend to the Board the action to be taken, and the Board will publicly disclose its decision as to whether to accept or reject the offered resignation.

Any director whose resignation is under consideration shall abstain from participating in any decision of the Nominating and Governance Committee or the Board itself regarding that resignation.

Nominees

Set forth below is information regarding the nominees to the Board.

Name of Nominee	Position(s) with Intevac	Age	Director Since	Committees	Other Reporting Company Boards
David S. Dury	Chairman of the Board	72	2002	NGC (Chair)	—
Wendell T. Blonigan	President and Chief Executive Officer	59	2013		—
Kevin D. Barber	Director	60	2018	CC (Chair), AC	—
Dorothy D. Hayes	Director	70	2019	AC (Chair)	1
Stephen A. Jamison	Director	72	2018	CC	—
Michele F. Klein	Director	71	2019	CC, NGC	—
Mark P. Popovich	Director	58	2018	AC, NGC	—
Thomas M. Rohrs	Director	70	2010	AC, CC	2

AC — Audit Committee, CC — Compensation Committee, NGC — Nominating and Governance Committee

The Board unanimously recommends a vote “FOR” all the nominees listed above.

Business Experience and Qualifications of Nominees for Election as Directors

Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, financial management and operations. Set forth below are the conclusions reached by the Board with regard to each of its directors.

As described elsewhere in this proxy statement under the heading “Policy Regarding Board Nominees”, the Company believes that Board members should possess a balance of knowledge, experience and capability, and considers the following issues: the current size and composition of the Board and the needs of the Board and the respective committees of the Board, such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, the relevance of the candidate’s skills and experience to the business, and such other factors as the Nominating and Governance Committee may consider appropriate. In addition to fulfilling the above criteria, the Board has determined that each of the directors named above, other than Mr. Blonigan, is independent under applicable Nasdaq rules.

Mr. Dury has served as Chairman of the Board since August 2017 and as a director of Intevac since July 2002 and previously served as the Lead Independent Director from 2007 to 2017. Mr. Dury has served as the Chairman of the Nominating and Governance Committee since February 2018. Mr. Dury has previously served on the Audit Committee both as a member and as the Chairman from 2002 to 2017 and on the Compensation Committee both as a member and as the Chairman from 2013 to 2017. Mr. Dury served as a co-founder of Mentor Capital Group, a venture capital firm from July 2000 until his retirement in May 2009. From 1996 to 2000, Mr. Dury served as Senior Vice President and Chief Financial Officer (“CFO”) of Aspect Development, a software development firm. Mr. Dury holds a BA in psychology from Duke University and an MBA from Cornell University. The Board believes Mr. Dury’s qualifications to sit on our Board include his executive experience as a partner in a venture capital firm, his experience with financial accounting matters as a previous CFO, as well as his operational, management and corporate governance expertise working on other companies’ boards of directors.

Mr. Blonigan joined Intevac in July 2013 as President and Chief Executive Officer (“CEO”) and has served as a director of Intevac since August 2013. Prior to joining Intevac, Mr. Blonigan co-founded Orbotech LT Solar in 2009 and served as the company’s CEO until 2013. From 2006 until 2009, he was the Chief Operating Officer at Photon Dynamics, an electronics company. In 1991, Mr. Blonigan joined Applied Materials’ AKT display subsidiary. During his tenure at AKT, he held various positions. In 2003, he was appointed President and served in this role until 2006; from 1999 through 2003 he was Vice President, and prior to that time he was Director of Engineering and New Product Development. Mr. Blonigan holds a BS in electronic engineering technology from DeVry University Missouri Institute of Technology. The Board believes Mr. Blonigan’s qualifications to sit on our Board include his years of executive experience for a large multinational company in the high technology display and solar industries, including as our CEO, his strong leadership abilities, management skills and technical expertise.

Mr. Barber was appointed as a director of Intevac in February 2018. Mr. Barber currently serves as the Chairman of the Compensation Committee and as member of the Audit Committee and previously served as a member of the Compensation Committee through February 2019. Mr. Barber currently serves as the CEO and Director of Thin Film Electronics ASA, a publicly traded Norwegian company and a manufacturer of solid state lithium batteries. Prior to joining Thin Film Electronics, Mr. Barber served from 2011 until 2018 as the Senior Vice President and General Manager of the Mobile Division of Synaptics, a provider of interface technologies. From 2008 until 2010, Mr. Barber served as CEO and president of ACCO Semiconductor, Inc., a fabless semiconductor company serving the mobile communications market. From 2006 to 2008, Mr. Barber served as a consultant for PRTM Management Consultants Inc. From 2003 until 2006, Mr. Barber served in various roles at Skyworks Solutions, a provider of analog semiconductors, including senior vice president and general manager, mobile platforms, and earlier, RF solutions, and senior vice president, operations. From 1997 to 2002, Mr. Barber served as senior vice president of operations for Conexant Systems. Mr. Barber holds a Bachelor of Science degree in Electrical Engineering from San Diego State University and a Master’s degree in Business Administration from Pepperdine University. The Board believes Mr. Barber’s qualifications to sit on our Board include his experience as a CEO of a solid state lithium battery company, his years of operational and management experience in the mobile display and handset, tablet, and semiconductor device industries.

Ms. Hayes was appointed as a director of Intevac in June 2019. Ms. Hayes currently serves as the Chairman of the Audit Committee. Ms. Hayes served from 2003 until her retirement in 2008 as Corporate Controller and Chief Accounting Officer and later as Chief Audit Executive at Intuit, a business and financial software company. From 1999 until 2003, Ms. Hayes served as Vice President, Corporate Controller and Chief Accounting Officer of Agilent Technologies, a public research, development and manufacturing company. From 1989 until 1999, Ms. Hayes served as Assistant Corporate Controller, financial executive of the Measurement Systems Organization and Chief Audit Executive of Hewlett Packard, a multinational information technology company. From 1980 until 1989, Ms. Hayes served in various management functions including Vice President, Corporate Controller of Apollo Computer, a computer hardware and software company. Ms. Hayes currently serves as nonexecutive Chairman of the Board of Directors at First Tech Federal Credit Union, a cooperative financial institution. Ms. Hayes currently serves as a strategic advisor to GigCapital Global and on the Board of Directors of four of their publicly traded special-purpose acquisition companies, GigCapital4, Inc., GigCapital5, Inc., GigCapital6, Inc., and GigInternational1, Inc., that were formed to invest in technology, media, and telecommunications companies. She previously chaired the Audit Committee of the Vantagepoint Funds, a captive mutual fund series of ICMA Retirement Corporation, and the Audit Committee for Range Fuels, a privately-held biofuels company. Ms. Hayes currently serves as a board member or trustee of various non-profit and philanthropic organizations including: Encore.org, Center for Excellence in Nonprofits and the Computer History Museum. Ms. Hayes holds an MS in Finance from Bentley University, and received both a MS in Business Administration and a BA in Elementary Education from the University of Massachusetts, Amherst. The Board believes Ms. Hayes’s qualifications to sit on our Board include her expertise in internal audit and controllership with large global technology companies and corporate governance expertise working on other companies’ boards of directors.

Dr. Jamison was appointed as a director of Intevac in August 2018. Dr. Jamison currently serves as a member of the Compensation Committee. From 2011 until 2018, Dr. Jamison served as a senior program consultant for night vision technology at Fibertek, a developer of laser and electro-optics, assigned to U.S. Army Night Vision Lab (NVESD). From 2009 until 2011, Dr. Jamison served as a technology fellow with Rand Corporation also at NVESD. From 2001 until 2008, Dr. Jamison served as a vice president and general manager of BAE Systems, a defense contractor. Prior posts include vice president of engineering and vice president of operations at Lockheed Martin, a defense and aeronautics company, Director and Chief Engineer at Loral, a defense electronics company, and Manager and Section Head at Honeywell, a defense contractor. Dr. Jamison holds a PhD in physics from Brown University. The Board believes Dr. Jamison’s qualifications to sit on our Board include his years of operational and management experience in the defense electronics industry.

Ms. Klein was appointed as a director of Intevac in June 2019. Ms. Klein currently serves as a member of the Compensation Committee and the Nominating and Governance Committee. In 2017 she was elected a director of Photon Control, a publicly-listed Canadian company and a provider of optical sensors and systems to the semiconductor equipment industry, where she chairs the Mergers and Acquisitions Committee and is a member of the Audit Committee. Ms. Klein currently serves as the CEO of Jasper Ridge Inc., a privately-held company developing technology to improve vision. She is a director of Gridtential Energy, a privately-held energy storage company. From 2005 until 2010 Ms. Klein served as Senior Director of Applied Ventures LLC, the venture capital arm of Applied Materials, where she recommended and managed investments in energy storage and solar energy, and represented Applied Materials on the boards of seven technology companies. Ms. Klein co-founded Boxer Cross Inc., a semiconductor equipment manufacturer, and served as CEO and Director from 1997 until its acquisition by Applied Materials in 2003. She previously co-founded and led High Yield Technology Inc., a semiconductor metrology company, from 1986 until its acquisition by Pacific Scientific in 1996. Ms. Klein earned an MBA from the Stanford Graduate School of Business and a Bachelor of Science degree from the University of Illinois. The Board believes Ms. Klein’s qualifications to sit on our Board include her experience as a CEO of a semiconductor equipment manufacturing company and years of operational, management and corporate governance expertise working on other companies’ boards of directors in the semiconductor equipment and solar energy industries.

Mr. Popovich was appointed as a director of Intevac in February 2018. Mr. Popovich has served as a member of the Nominating and Governance Committee since his appointment to the Board in 2018 and on the Audit Committee since March 2019. Mr. Popovich currently serves as the CEO of 3D Glass Solutions, a privately-held company producing glass-based system-on-chip and system-in-package. Prior to 3D Glass, in 2017, Mr. Popovich was Chief Strategy Officer of Semblant, Inc., a start-up specializing in waterproof nano-coatings for consumer electronics products. From 2013 until 2017, Mr. Popovich held corporate vice president positions at Henkel Corporation, a multi-national chemical and consumer goods company. From 2002 until 2013, Mr. Popovich served as general manager, vice president at Amkor Technology, an outsourced provider in the semiconductor assembly and packaging industry. From 1996 until 2002, Mr. Popovich served as a director at ChipPAC Inc, a semiconductor company. From 2015 to 2017 Mr. Popovich served on the Boards of Directors of Vitriflex Inc., a private company and Dropwise Technology Corporation, a private company. Mr. Popovich holds a Bachelor of Science degree in Ceramic Science & Engineering from Pennsylvania State University. The Board believes Mr. Popovich’s qualifications to sit on our Board include his years of operational and management experience in the semiconductor advanced packaging industry.

Mr. Rohrs has served as a director of Intevac since October 2010. Mr. Rohrs has served as a member of both the Audit Committee and the Compensation Committee since 2010. Mr. Rohrs has held executive positions at leading Silicon Valley technology companies. Mr. Rohrs currently serves as the Executive Chairman of Ichor Systems, a turnkey manufacturer of fluid delivery systems for the semiconductor industry. Mr. Rohrs was CEO of Ichor from 2014 to 2020. Mr. Rohrs was the CEO of Skyline Solar, a consumer solar electricity company, from 2010 through 2013, the CEO of Electroglas, a semiconductor equipment company, from 2006 through 2009, Senior Vice President of Global Operations for Applied Materials, a semiconductor, solar and display equipment company, from 1997 through 2002 and Vice President of Worldwide Operations for Silicon Graphics, a manufacturer of computer hardware and software, from 1992 through 1997. Mr. Rohrs currently serves as the Executive Chairman of the Board of Ichor Systems and as a member of the Board of Directors of Advanced Energy and was a director of Magma Design Automation from 2003 to 2012. He received a BS in mechanical engineering from the University of Notre Dame and an MBA from Harvard Business School. The Board believes Mr. Rohrs’ qualifications to sit on our Board include his experience as a CEO of a semiconductor equipment manufacturing company, his operational, management and corporate governance expertise working on other companies’ boards of directors and his years of experience in the semiconductor, solar photovoltaic and electronics industries.

The table below summarizes key qualifications, skills and attributes of members of the Board. A mark indicates a specific area of focus or experience; the lack of a mark does not mean the director nominee does not possess that qualification or skill.

	Leadership	Technology	Financial Experience	Government Relations and Regulatory	Global Business	Sales and Marketing	Additional U.S. Public Company Board
David S. Dury	✓		✓		✓		✓
Wendell T. Blonigan	✓	✓	✓		✓	✓
Kevin D. Barber	✓	✓	✓		✓	✓
Dorothy D. Hayes	✓		✓		✓		✓
Stephen A. Jamison	✓	✓		✓		✓
Michele F. Klein	✓	✓	✓		✓	✓
Mark P. Popovich	✓	✓			✓	✓
Thomas M. Rohrs	✓	✓	✓		✓	✓	✓

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE INTEVAC 2003 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED THEREUNDER BY 500,000 SHARES

The Intevac 2003 Employee Stock Purchase Plan (the “2003 ESPP”) was originally adopted by our Board and approved by our stockholders in 2003, and was last approved by our stockholders in 2020. Employees have participated in the 2003 ESPP or its predecessor plan, the 1995 Employee Stock Purchase Plan, since 1995. We are asking our stockholders to approve an amendment to the 2003 ESPP to increase the number of shares of our Common Stock that may be issued under the 2003 ESPP by 500,000 shares. We expect that this increase to the number of shares available for issuance under the 2003 ESPP to be sufficient to meet the plan’s needs for at least another year.

The 2003 ESPP provides us an important incentive tool for our employees and helps us to attract, retain and motivate our employees whose skills and performance are critical to our success. We strongly believe that the 2003 ESPP is essential for us to compete for talent in the labor markets in which we operate and our Board has determined that it is in our best interests and the best interests of our stockholders to make an additional 500,000 shares of our Common Stock available for purchase under the 2003 ESPP. As such, the Board has put forth for approval of our stockholders an amendment to the 2003 ESPP to increase the number of shares reserved thereunder by 500,000 shares of our Common Stock. If our stockholders approve this Proposal Two, the aggregate number of shares available for issuance under the 2003 ESPP since its inception will be 6,058,000, and the total number of shares of Common Stock that remain available to be issued in the future under such plan will be approximately 955,000 shares. The requested increase represents approximately 2.1% of the outstanding shares of our Common Stock as of March 31, 2021, and the total number of shares available for issuance under the 2003 ESPP would be approximately 4.0% of the outstanding shares of our Common Stock as of March 31, 2021.

The Board unanimously recommends a vote “FOR” the amendment to the 2003 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

Summary of the 2003 Employee Stock Purchase Plan

The following paragraphs provide a summary of the principal features of the 2003 ESPP and its operation. The following summary is qualified in its entirety by reference to the 2003 ESPP as set forth in Appendix A.

General

The 2003 ESPP was originally adopted by our Board in January 2003 and approved by our stockholders in May 2003. The purpose of the 2003 ESPP is to provide employees with an opportunity to purchase our Common Stock through payroll deductions.

Administration

Our Board or a committee appointed by the Board administers the 2003 ESPP. All questions of construction, interpretation or application of the 2003 ESPP are determined by the Board or the committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility

Each of our employees, or the employees of our designated subsidiaries, whose customary employment is for at least twenty (20) hours per week and more than five (5) months per calendar year is eligible to participate in the 2003 ESPP; except that no employee may be granted a purchase right under the 2003 ESPP (i) to the extent that, immediately after the grant, such employee (or any person whose stock would be attributable to such employee) would own our stock or the stock of our parent corporation or any of our subsidiaries and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or total value of all classes of our stock or our parent corporation or any of our subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans or those of our parent corporation or any of our subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding. As of March 31, 2021, approximately 243 employees were eligible to participate in the 2003 ESPP. Eligible employees have the opportunity to elect to participate in the 2003 ESPP approximately twice per year.

Offering Period

Shares of our Common Stock are offered for purchase under the 2003 ESPP through a series of successive offering periods, each with a maximum duration of approximately twenty-four (24) months, with each new offering period starting on a date determined by the plan administrator. The plan administrator has the authority to change the duration of the offering periods, including the commencement dates thereof, with respect to future offerings without stockholder approval if such change is announced prior to the start of the first offering period affected, except with respect to automatic transfers to lower price offering periods, as described below. Each offering period is comprised of a series of one or more successive purchase intervals. Purchase intervals within each offering period last approximately six (6) months and run from the first trading day in February to the last trading day in July each year and from the first trading day in August each year to the last trading day in January of the following year. Should the fair market value of our Common Stock on any semi-annual purchase date within an offering period be less than the fair market value per share on the start date of that offering period, then that offering period automatically terminates immediately after the purchase of shares on such purchase date, and such participants are automatically re-enrolled in a new offering period that commences on the next trading day following the purchase date. The plan administrator may shorten the duration of such new offering period within five (5) business days following the start date of such new offering period.

Purchase Price

The purchase price of our Common Stock acquired under the 2003 ESPP is equal to 85% of the lower of (i) the fair market value per share of our Common Stock on the first day of the offering period or, if different, on the participant’s entry date into the offering period or (ii) the fair market value on the semi-annual purchase date. The fair market value of our Common Stock on any relevant date will be the closing sales price per share as reported on the Nasdaq National Market (or the closing bid, if no sales were reported), or the mean of the closing bid and asked prices if our Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, as quoted on such exchange or reported in the Wall Street Journal or such other source as the plan administrator deems reliable.

Payment of Purchase Price; Payroll Deductions

Each participant’s purchase price of the shares is accumulated by payroll deductions throughout each purchase interval. For offering periods beginning on or after August 1, 2020, a participant may elect to have up to 50% of his or her eligible compensation deducted each payroll period. The number of shares of our Common Stock a participant may purchase in each purchase interval during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase interval by the purchase price; provided, however, that a participant may not purchase more than 2,500 shares each purchase interval.

Withdrawal

Generally, a participant may withdraw from an offering period at any time by written notice or following an electronic or other withdrawal procedure without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again unless he or she re-enters the 2003 ESPP at an entry date or semi-annual entry date in accordance with the terms of the 2003 ESPP. To participate again in the 2003 ESPP, the participant must deliver to us a new subscription agreement in accordance with the terms of the 2003 ESPP. Once a participant withdraws from the 2003 ESPP, the payroll deductions credited to the participant’s account, but not used to make a purchase will be returned to him or her as provided pursuant to the 2003 ESPP.

Termination of Employment

Upon termination of a participant’s employment for any reason, including disability or death, his or her participation in the 2003 ESPP will immediately cease. The payroll deductions credited to the participant’s account, but not used to make a purchase will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided pursuant to the 2003 ESPP.

Adjustments; Merger or Change in Control

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company or other change in our capital structure, such that an adjustment is determined by the plan administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2003 ESPP, adjustments will be made, in the manner the plan administrator deems equitable, in the number and class of shares available for purchase under the 2003 ESPP (including per person purchase interval limitations) and the purchase price and number of shares covered by each purchase right under the 2003 ESPP .

In the event of the Company’s proposed dissolution or liquidation, the offering period then in progress shall be shortened by setting a new purchase date before the dissolution or liquidation, and such offering period shall terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless provided otherwise by the Board. The Board shall notify each participant of the new purchase date at least ten (10) business days prior to such date, and the participant’s purchase right shall be exercised on such new purchase date, unless the participant withdraws prior to such date. In the event of any merger of the Company with or into another corporation or “change of control,” as defined in the 2003 ESPP, the successor corporation or a parent or subsidiary of such successor corporation shall assume or substitute an equivalent purchase right for each outstanding purchase right. In the event the successor corporation refuses to do so, the purchase interval then in progress shall be shortened by setting a new purchase date before the merger or change of control, and the current purchase interval and offering period shall end on the new purchase date. The plan administrator shall notify each participant of the new purchase date at least ten (10) business days prior to such date, and the participant’s purchase right shall be exercised on such new purchase date, unless the participant withdraws prior to such date.

Federal Income Tax Aspects

The following brief summary of the effect of U.S. federal income taxation upon the participant and Intevac with respect to the shares purchased under the 2003 ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. country in which the participant may reside.

The 2003 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2003 ESPP are sold or otherwise disposed of. Upon the sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than (i) two (2) years from the first day of the applicable offering period (or, if later, from the first day the participant entered the offering period) and (ii) one (1) year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day the participant entered the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. In addition, a participant’s annual “net investment income”, as defined in Section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares purchased under the 2003 ESPP. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Intevac generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Amendment and Termination of the 2003 ESPP

The 2003 ESPP will continue in effect until terminated in accordance with the terms of the 2003 ESPP. Our Board or the committee administering the 2003 ESPP may at any time terminate or amend the 2003 ESPP. The termination of the 2003 ESPP cannot affect purchase rights previously granted under the plan except as provided by the 2003 ESPP, provided that an offering period may be terminated by the plan administrator on any purchase date if the plan administrator determines that the termination of the 2003 ESPP is in the best interests of the Company and its stockholders. To the extent necessary to comply with Section 423 of the Internal Revenue Code or other applicable law or stock exchange rule, the Company will obtain stockholder approval of an amendment or termination in a manner and to the degree required. Without stockholder approval, and without regard to whether any participant rights may be considered to have been adversely affected, the plan administrator is entitled to change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to the amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the plan administrator determines in its sole discretion advisable which are consistent with the 2003 ESPP. In addition, in the event the plan administrator determines the ongoing operation of the 2003 ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion, modify or amend the 2003 ESPP to reduce or eliminate such accounting consequences.

2003 ESPP Transactions for Certain Individuals and Groups

Given that the number of shares that may be purchased under the 2003 ESPP is determined, in part, by our Common Stock’s value on the enrollment date of each participant and the last day of the purchase interval and given that participation in the 2003 ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by an individual under the 2003 ESPP is not determinable.

The table below shows, as to each of Intevac’s NEOs included in the 2020 Summary Compensation Table and the various indicated groups, the number of shares of Common Stock purchased under the 2003 ESPP during the last fiscal year, together with the weighted average purchase price paid per share.

Name and Position or Group	Number of Purchased Shares	Weighted Average Purchase Price
Wendell Blonigan, President and Chief Executive Officer	—	N/A
James Moniz, Executive Vice President and Chief Financial Officer	5,000	$3.95
Jay Cho, Executive Vice President and General Manager, Thin Film Equipment	4,756	$3.95
Timothy Justyn, Executive Vice President and General Manager, Photonics	5,000	$3.95
Non-employee directors, as a group	—	N/A
All executive officers, as a group	14,756	$3.95
All employees who are not executive officers, as a group	377,332	$4.01

Required Vote

The affirmative vote of the holders of a majority of the shares presented in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be required for approval of the amendment to add an additional 500,000 shares of Common Stock to the 2003 ESPP.

Summary

We believe strongly that approval of the amendment to the 2003 ESPP is essential to our continued success and ability to compete for talent in the labor markets in which we operate. Our employees are one of our most valuable assets. Awards such as those provided under the 2003 ESPP constitute an important incentive for our employees and help us to attract, retain and motivate people whose skills and performance are critical to our success.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected BPM LLP as our independent public accountants for the fiscal year ending January 1, 2022. BPM LLP began auditing our financial statements in 2015. Its representatives are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board unanimously recommends a vote “FOR” ratification of the selection of BPM LLP as Intevac’s independent registered public accounting firm for the fiscal year ending January 1, 2022.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be required to ratify the selection of BPM LLP as Intevac’s independent registered public accounting firm for the fiscal year ending January 1, 2022.

Principal Accountant Fees and Services

The following table presents fees billed for professional audit services and other services rendered to us by BPM LLP for the fiscal years ended January 2, 2021 and December 28, 2019.

	BPM LLP
	2020	2019
Audit Fees (1)	$740,890	$730,505
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total Fees	$740,890	$730,505

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and fees for services that are normally provided in connection with statutory and regulatory filings or engagements. In addition, audit fees include those fees related to the audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of the interim consolidated financial statements. The 2020 and 2019 audit fees do not include $46,217 and $46,797 paid to firms other than our independent registered public accounting firm, BPM LLP, for statutory engagements.

(2)

Audit related fees consist of assurance and related services that are reasonably related to the performance of the audit of our consolidated financial statements and are not reported under “Audit Fees”. There were no services provided under this category in fiscal 2020 and fiscal 2019.

(3)	Tax fees consist of fees billed for tax compliance, consultation and planning services. There were no services provided under this category in fiscal 2020 and fiscal 2019.
(4)	All other fees consist of fees for other corporate related services. There were no services provided under this category in fiscal 2020 and fiscal 2019.

In making its recommendation to ratify the appointment of BPM LLP as our independent auditor for the fiscal year ending January 1, 2022, the Audit Committee has considered whether services other than audit and audit-related services provided by BPM LLP are compatible with maintaining the independence of BPM LLP and noted that no such services were provided by BPM LLP during the fiscal years ended January 2, 2021 and December 28, 2019.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee approves in advance all engagements with BPM LLP, including the audit of our annual financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q and tax compliance services. Fees billed by BPM LLP are reviewed and approved by the Audit Committee on a quarterly basis.

PROPOSAL FOUR

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company asks that you indicate your support for its executive compensation policies and practices as described in the Company’s Compensation Discussion and Analysis, accompanying tables and related narrative contained in this proxy statement. This proposal is required by Section 14A of the Exchange Act and is commonly known as a “say-on-pay” proposal, and gives our stockholders the opportunity to express their views on the compensation of our NEOs. Your vote is advisory and so will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We currently hold “say-on-pay” votes annually, and expect that the next “say-on-pay” vote will be held at our 2022 annual meeting of stockholders.

Compensation Program and Philosophy

As described in detail under the headings “Executive Compensation and Related Information” and “Compensation Discussion and Analysis,” our NEO compensation program is designed to attract, retain, motivate and reward high-caliber executives who are critical to our success while maintaining strong and direct links between executive pay, individual performance, the Company’s financial performance and performance for our stockholders. The Compensation Committee believes that the Company’s executive compensation programs should support the Company’s objective of creating value for its stockholders.

Accordingly, the Compensation Committee believes that NEOs should have a significant interest in the Company’s stock performance, and compensation programs should link executive compensation to stockholder value. One of the ways that the Company has sought to accomplish these goals is by making a significant portion of individual NEO compensation performance-based, such as through a performance-based annual bonus dependent on each NEO’s performance relative to financial and other strategic objectives. In addition, the Company makes annual grants of time-based restricted stock units, which promote retention of key leadership talent. In 2020, a portion of the NEOs annual renewal grants were performance-based RSUs (PRSUs). The PRSUs were issued collectively in four separate tranches with individual one-year performance periods beginning in May 2020, 2021, 2022 and 2023, respectively. Vesting of the PRSUs is based on the performance of our common stock relative to the performance of a peer group. Finally, the Company generally pays NEOs compensation that will be above peer company executive compensation when Company performance is above its peer companies and below peer company executive compensation when the Company’s financial performance is below that of its peer companies.

The Compensation Committee will continue to emphasize compensation arrangements that align the financial interests of Intevac’s NEOs with the long-term interests of stockholders. Please refer to the section of this proxy statement entitled “Executive Compensation and Related Information” for a detailed discussion of Intevac’s executive compensation practices and philosophy.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2021 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

The Board unanimously recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of the Company’s executives named in the 2020 Summary Compensation Table, as disclosed in this proxy statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be required to approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs.

CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We have also adopted a Director Code of Ethics that applies to all of our directors. You can find both our Code of Business Conduct and Ethics and our Director Code of Ethics on our website at www.intevac.com. We post any amendments to the Code of Business Conduct and Ethics and the Director Code of Ethics, as well as any waivers, which are required to be disclosed by the rules of either the SEC or Nasdaq on our website.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines and periodically updates these guidelines. The guidelines set forth the practices our board follows with respect to, among other things, the composition of the board and board committees, director responsibilities, director continuing education and performance evaluation of the board. The guidelines are posted on our website at www.intevac.com.

Environment, Social and Governance

We are committed to being a responsible corporate citizen in advancing environmental, social and governance initiatives. We endeavor to protect the environment by conserving energy and material resources. Our social commitment is reflected through our employees and our corporate culture. We strive to advance diversity and inclusion through talent acquisition programs to attract, retain and develop a diverse, highly skilled work force. We endeavor to create a culture of innovation and inspiration where employees feel a strong sense of community and collective pride in the Company’s success. With respect to governance, our strong corporate governance policies are noted throughout this proxy statement.

Environment

We are committed to operate our business sustainably, recognizing our environmental responsibility to our customers, stockholders, suppliers, employees and society at large. We strive to act in an environmentally responsible manner by promoting and managing recycling programs to reduce waste in our offices, retrofitting our office spaces for energy efficiency, using energy efficient lighting, enabling our employees to work from home, as well as promoting video conferencing to reduce work-related travel. We recognize that this is a constant commitment, and we endeavor to improve the environmental sustainability of our operations continually.

Social

We recognize that our employees and other key stakeholders are vital to our success. Our organizational culture is open, interactive and team-oriented. We strive to advance diversity and inclusion through various talent acquisition programs to attract, retain and develop a diverse, highly-skilled work force. Particularly, we are committed to equal opportunity employment and strive to reflect the diversity of the communities where we do business. We invest in building diverse talent pools and providing training to improve skill levels, where appropriate.

We are committed to fair and decent workplace values and treating our employee and non-employee workers with dignity, fairness and respect. Elements of this philosophy are:

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Fair and Transparent Business Ethics: Pursuant to our Code of Business Conduct and Ethics, we strive to ensure that all of our employees and those acting on our behalf are aware of the standards of ethical behavior and integrity that are expected of them in their business dealings with us to ensure, among other things, the ethical handling of actual or apparent conflicts of interest, compliance with applicable governmental laws, rules and regulations, and accountability for adherence with the code.

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Non-Discrimination: We uphold a strict policy of non-discrimination in the workplace, including ensuring a workplace that is free of harassment. We do not engage in any forms of discrimination based on race, color, age, gender, sexual orientation, gender identity and expression, ethnicity or national origin, disability, pregnancy, religion, political affiliation, veteran status, protected genetic information or marital status in our hiring and employment practices, including wages, promotions, rewards and access to training. All of our employees are provided with reasonable accommodations for exercising their religious practices.

•	Compliance with Labor Laws: We are committed to upholding for our employees and suppliers all relevant labor laws in our countries of operation.

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Employee Safety: We are also committed to a respectful work environment free of physical and verbal harassment. We work to minimize the risks associated with the tasks our employees perform, and we take our responsibility for our employees’ health and safety very seriously. We work to identify, assess and prepare for any emergency situation in order to minimize impact to our employees and improve response times.

Community Involvement

We recognize and welcome our obligation to be a responsible member of our community. We strive to align with employees on initiatives that matter most. Initiatives have included fund-raising for cancer research, military outreach, food drives, family giving trees, and school back packs for local children’s charities. Our employees are committed to making a difference in the community by actively volunteering and fundraising for many charities. In 2020, as part of our paid time off donation program, our employees donated over $31,000 to various charities including American Cancer Society, Second Harvest, Human Society, Make a Wish, and Salvation Army.

Human Capital Management

Company culture is critical to our business and long-term success. Our engagement with our employees, as well as the reward principles we apply to compensation and promotion decisions and our various talent development initiatives, reinforce our commitment to a positive company culture. We conduct employee surveys to provide on-going feedback on how we are doing against our commitment to treat all employees fairly and provide equal opportunity in an environment free of discrimination. Our Board periodically reviews management succession. More broadly, the board is regularly updated and consulted on key talent hires, as well as the Company’s human capital strategy. This strategy is continuously refined based on business initiatives and the overall environment for talent in the United States, Singapore and China.

Cybersecurity

We take various measures to ensure the integrity of our systems, including implementation of security controls and regular training of our employees with respect to measures we can take to thwart cybersecurity attacks. While the full board has the ultimate oversight responsibility for risk management, our audit committee reviews our risk management processes relating to cybersecurity on a regular basis. Further, all of our employees are trained at least annually on our information security procedures.

Independence of the Board

The Board has determined that, with the exception of Mr. Blonigan, all of its members are “independent directors” as that term is defined in the listing standards of Nasdaq.

Board Meetings and Committees

During 2020, the Board held a total of 4 meetings (including regularly scheduled and special meetings) and also took certain actions by written consent. All members of the Board during fiscal 2020 attended at least seventy-five percent of the aggregate of the total number of meetings of the Board held during the fiscal year and the total number of meetings held by all committees of the Board on which each such director served (based on the time that each member served on the Board and the committees). The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Ms. Hayes (chairman), Mr. Barber, Mr. Popovich, and Mr. Rohrs, each of whom is “independent” as such term is defined for audit committee members by the rules of the SEC and Nasdaq listing standards. The Board has determined that Ms. Hayes, Mr. Barber and Mr. Rohrs are each “audit committee financial experts” as defined under the rules of the SEC and are “financially sophisticated” for purposes of the Nasdaq listing standards. The Audit Committee met 8 times during 2020.

The Audit Committee is responsible for:

•	Appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	Overseeing our accounting and financial reporting processes and audits of our financial statements;

•	Overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	Monitoring our internal controls over financial reporting, disclosure controls and procedures, and Code of Business Conduct and Ethics;

•	Reviewing our risk-management policies, data security programs and procedures as well as monitoring cybersecurity risks and the Company’s compliance with its data privacy obligations;

•	Establishing policies and procedures for the receipt and resolution of accounting-related complaints and concerns;

•	Meeting independently with our independent registered public accounting firm and management;

•	Reviewing and approving or ratifying any related-person transactions;

•	Preparing the report that the rules of the SEC require be included in this proxy statement;

•	Periodically providing the Board with the results of its monitoring and recommendations derived therefrom;

•	Oversight of our environmental, social and governance, or “ESG,” programs; and

•	Providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Audit Committee has adopted a written charter approved by the Board, which is available on Intevac’s website at www.intevac.com under “Investors — Corporate Governance.”

The Audit Committee Report is included in this proxy statement on page 49.

Compensation Committee

The Compensation Committee currently consists of Mr. Barber (chairman), Dr. Jamison, Ms. Klein and Mr. Rohrs, each of whom is “independent” as such term is defined by the Nasdaq listing standards and the rules of the SEC. The Compensation Committee met 4 times during 2020.

The Compensation Committee is responsible for:

•	Overseeing the entirety of our compensation and benefit policies, plans and programs;

•	Overseeing the annual report on executive compensation for inclusion in our proxy statement;

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Annually reviewing and approving corporate goals and objectives used to set Chief Executive Officer compensation, and reviewing the performance of the Chief Executive Officer relative to such goals and objectives;

•	Making recommendations to our Board with respect to our Chief Executive Officer’s compensation;

•	Reviewing and approving, or making recommendations to our Board with respect to, the compensation of our other executive officers;

•	Overseeing the evaluation of the competitiveness of the compensation of our senior executives;

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Administering our equity incentive plans, including approving equity awards granted to employees, overseeing the Company’s annual equity budget and monitoring equity metrics and performance relative to that of our peer group and the market;

•	Overseeing and administering our short and long-term incentive programs;

•	Reviewing and making recommendations to our Board with respect to director compensation;

•	Reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and

•	Overseeing executive succession planning.

See “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation of Directors” below for a description of Intevac’s processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee has adopted a written charter approved by the Board, a copy of which is available on Intevac’s website at www.intevac.com under “Investors — Corporate Governance.”

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Mr. Dury (chairman), Mr. Popovich and Ms. Klein, each of whom is “independent” as such term is defined by the Nasdaq listing standards. The Nominating and Governance Committee met 3 times during 2020.

The primary focus of the Nominating and Governance Committee is on the broad range of issues surrounding the composition and operation of the Board. The Nominating and Governance Committee provides assistance to the Board, the Chairman and the CEO in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Nominating and Governance Committee’s goal is to ensure that the composition, practices, and operation of the Board contribute to value creation and effective representation of Intevac stockholders.

The Nominating and Governance Committee will consider recommendations of candidates for the Board submitted by the stockholders of Intevac; for more information, see “Policy Regarding Board Nominees” below.

The Nominating and Governance Committee has adopted a written charter approved by the Board, a copy of which is available on Intevac’s website at www.intevac.com under “Investors — Corporate Governance.”

The Nominating and Governance Committee is responsible for:

•	Identifying individuals qualified to become members of our Board;

•	Recommending to our Board of Directors the persons to be nominated for election as directors and to each Board committee;

•	Reviewing and making recommendations to our Board with respect to management succession planning;

•	Developing and recommending corporate governance principles to our Board; and

•	Overseeing an annual evaluation of our Board.

Attendance at Annual Stockholder Meetings by the Board

Intevac encourages members of the Board to attend the annual meeting of stockholders, but does not have a policy requiring attendance. Mr. Dury (our Chairman of the Board), Mr. Blonigan, Mr. Barber, Ms. Hayes, Mr. Jamison, Ms. Klein, Mr. Popovich and Mr. Rohrs attended Intevac’s 2020 annual meeting of stockholders.

Board Leadership Structure

Our Company is led by Mr. Blonigan, our CEO. Mr. Dury, who was formerly our lead independent director, currently serves as the Chairman of our Board. The Company believes the stockholders are best served by this structure, which provides us with a dynamic leader and a strong independent voice.

As further discussed above under “Board Meetings and Committees”, the Board has three standing committees—Audit, Compensation and Nominating and Governance. Each of the Board committees is comprised solely of independent directors, with each of the three committees having a separate chair. Our corporate governance guidelines provide that our non-employee directors meet in an executive session at each Board meeting. We also have a mechanism for stockholders to communicate directly with independent directors as a group or with any individual director. See “Contacting the Board” below.

Our directors bring a broad range of leadership experience to the Board and regularly contribute to the oversight of the Company’s business and affairs. We believe that all Board members are well engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other directors. On an annual basis as part of our governance review, the Board (led by the Nominating and Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for our company and our stockholders.

We believe that our leadership structure has been effective for the Company. We believe that having an independent chairman and independent chairs for each of our Board committees provides the right amount of independence for our company. We have a strong leader and independent chairman, and oversight of company operations by experienced independent directors who have appointed committee chairs.

Lead Independent Director

If we have a chairman of the board that is not independent in the future, the Board will appoint a lead independent director to schedule and chair meetings of the independent directors and execute any other duties that the independent directors designate.

Policy Regarding Board Nominees

It is the policy of the Nominating and Governance Committee of the Company to consider recommendations for candidates to the Board from stockholders. Stockholder recommendations of candidates for election to the Board should be directed in writing to: Intevac, Inc., 3560 Bassett Street, Santa Clara, California, 95054, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of Company stock. Stockholder nominations to the Board must also meet the requirements set forth in the Company’s Bylaws. The Nominating and Governance Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

The Nominating and Governance Committee’s criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full Board for selection, as director nominees are as follows:

•	The Nominating and Governance Committee regularly reviews the current composition, size and effectiveness of the Board.

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In its evaluation of director candidates, including the members of the Board eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, (3) the relevance of the candidate’s skills and experience to our businesses and (4) such other factors as the Nominating and Governance Committee may consider appropriate.

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While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including an understanding of our industry and our business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements that may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

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The Board will nominate for election or reelection only those candidates who agree to tender, promptly following such candidate’s election or reelection, an irrevocable resignation effective upon (i) such candidate’s failure to receive the required vote for election at the next meeting at which they would stand for election and (ii) acceptance of such resignation by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their election to the Board.

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With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

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In evaluating and identifying candidates, the Nominating and Governance Committee has the authority to retain or terminate any third party search firm used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

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The Nominating and Governance Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or to expand the Board prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Nominating and Governance Committee selects, or recommends to the full Board for selection, the director nominees.

•	The Nominating and Governance Committee, after considering all factors, will decide whether or not to nominate and recommend a nominee to the full Board.

Director Qualifications and Review of Director Nominees

The Nominating and Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Committee reviews annually with the Board the composition of the Board as a whole. The Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The specific qualifications of each director are set forth along with their biographical information under “Business Experience and Qualifications of Nominees for Directors” starting on page 9 of this proxy statement.

Intevac does not maintain a formal diversity policy with respect to its Board. As noted above, however, Intevac does consider diversity to be a relevant consideration, among others, in the process of evaluating and identifying director candidates. Intevac believes each director brings a strong and unique background and set of skills to the Board that contributes to the Board’s competence and experience in a wide variety of areas. When identifying director candidates, we take into account the present and future needs of the Board and the committees of the Board. For instance, depending on the composition of the Board at a given time, a candidate capable of meeting the requirements of an audit committee financial expert might be a more attractive candidate than a candidate with significantly more technology industry expertise, or vice versa. We also consider the character, judgment and integrity of director candidates, which we evaluate through reference checks, background verification and reputation in the business community. We believe all of our directors to be of high character, good judgment and integrity. Our principal goal with respect to director qualifications is to seat directors who are able to increase the overall effectiveness of the Board and increase stockholder value. The Nominating and Governance Committee and Board are currently examining ways to enhance the representation of individuals from underrepresented communities on our Board.

Contacting the Board

Any stockholder who desires to contact our Chairman of the Board or the other members of our Board may do so by writing to: Board of Directors, c/o the Nominating and Governance Committee Chairman, Intevac, Inc., 3560 Bassett Street, Santa Clara, California, 95054. Communications received by the Nominating and Governance Committee Chairman will be communicated to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Risk Assessment

Our Board is responsible for overseeing enterprise risk in general, while our Audit Committee is responsible for overseeing risk management of financial matters and the adequacy of our risk-related internal controls and our Compensation Committee oversees risk related to compensation policies. Both the Audit and Compensation Committees report their findings to the full Board. In addition, at each of its meetings, the Board discusses the risks that we are currently facing. We believe that our directors provide effective oversight of the risk management function.

Compensation Consultant

The Compensation Committee has engaged Radford, an Aon Hewitt Company (“Radford”) to provide independent advice and recommendations on the amount and form of executive and director compensation. In 2020, the cost of Radford’s consulting services directly related to compensation committee support was approximately $119,000. In addition, in 2020, our human resources department participated in various human resources and compensation surveys and obtained general benchmarking survey data from Radford at a cost of approximately $25,400 and engaged Radford to provide valuation services for our PRSU awards at a cost of $6,400. The decision to engage the compensation consultant or its affiliates for these other services was made by management.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The following Compensation Discussion & Analysis (“CD&A”) describes the philosophy, objectives and structure of our executive compensation program for fiscal year 2020 (the year ending January 2, 2021). This CD&A is intended to be read in conjunction with the tables following this section which provide further historical compensation information for our named executive officers (“NEOs”) as identified below. Because the Company is a smaller reporting company (“SRC”), only Messrs. Blonigan, Moniz and Justyn are currently NEOs within the meaning of SEC rules and regulations. However, we have elected to provide voluntary disclosure as to Mr. Cho’s compensation in order to provide our stockholders with additional information regarding the Company’s executive compensation practices. Throughout this proxy statement, the use of the term NEO should be understood to include our three NEOs (within the meaning of SEC rules and regulations) as well as Mr. Cho. Intevac is a SRC under the rules promulgated by the SEC and complies with the disclosure requirements specifically applicable to SRCs. Based on these scaled requirements, the tables in this CD&A and after reflect the scaled disclosure available to SRCs. We have identified the following four executives as our NEOs for 2020:

Name	Position
WENDELL BLONIGAN	President and Chief Executive Officer
JAMES MONIZ	Executive Vice President and Chief Financial Officer
JAY CHO	Executive Vice President and GM, TFE
TIMOTHY JUSTYN	Executive Vice President and GM, Photonics

This CD&A is not required to be included in this proxy statement under the scaled disclosure requirements applicable to SRCs. However, we have chosen to include this section to provide our stockholders with robust information regarding the NEO compensation decisions made for fiscal year 2020 and to outline the reasoning behind these decisions.

Executive Summary*

Fiscal 2020 was a profitable year for our business with strong cash flow generation for the year as we continued to execute on our short-term and long-term strategy despite the immense challenges we faced in 2020. We generated significant cash flow in 2020, ending the year with $50.4 million in total cash, restricted cash and investments, an increase of $7.5 million over year-end 2019. Our profitable results were driven primarily by our Photonics business, which reported strong growth and a record year as a result of significant development revenues for the IVAS (Integrated Visual Augmentation System) program with the U.S. Army, the first all-digital solution for the ground soldier. In our Thin-film Equipment (“TFE”) business, we achieved strong gross margin performance, primarily as a result of record sales of Hard Disk Drive (“HDD”) upgrades. The HDD market continues to be a profitable market for us, given the growth in nearline cloud storage demand. While total sales declined year-over-year as a result of COVID-related delays in our TFE growth initiatives, our combined Photonics and HDD businesses actually grew 5% for the year, exceeding our expectations entering 2020. Intevac must continue to be focused strategically, as our businesses will continue to be characterized by rapidly changing technology and customer requirements, intense competition, fluctuating revenues and significant competition for management talent.

*

Actual results for revenue and backlog are reported on a U.S. GAAP basis and are set forth in the Consolidated Statements of Income and under Note 2 of the notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2020 filed with the SEC on February 17, 2021.

How Our Recent Performance Has Affected Pay

Our plans, and our pay levels, reflect our performance. Our stock price performance and other recent operational challenges have underscored the fact that our pay program has properly aligned executive pay and performance, in both the short-term and the longer-term.

2020 Pay Decisions and Outcomes

In 2020, the Compensation Committee worked diligently with management to make prudent decisions with regards to our executive compensation throughout the year that was considerate and reflective of strongly supportive stockholder feedback, including the support of 98% of votes cast for our say-on-pay proposal last year. The key decisions and outcomes included:

•	New Performance-based Equity Program: In 2020, all of our NEOs, including our CEO, received performance-based equity as part of their long-term incentive award.

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Annual Incentive Cap: In 2020, the Compensation Committee increased the cap on the short-term cash incentive program AIP bonus to 2 times target to drive growth and reward performance in our strategic business. Additionally, as in previous years, an executive’s individual performance is a key component in the calculation of his or her incentive award.

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Equity Grant Determination: In 2020, the Compensation Committee changed the equity grant determination methodology to be based on target dollar values, as opposed to the previous practice of a fixed number of shares. The Compensation Committee determined that this aligned better with market expectations and peer practices.

•	Please see below for a summary of paid compensation as reflected in our Summary Compensation Table:

	2019 Base	2020 Base (*)	2019 AIP	2020 AIP	2019 Equity	2020 Equity	2019 Total Direct Compensation	2020 Total Direct Compensation	Change
Wendell Blonigan	$547.9	$586.5	$313.0	$484.5	$377.6	$637.0	$1,240.5	$1,710.2	37.8%
James Moniz	$328.2	$360.8	$128.9	$186.9	$203.8	$217.4	$663.0	$767.1	15.7%
Jay Cho	$297.2	$329.6	$82.0	$147.3	$152.9	$176.6	$534.2	$655.6	22.7%
Timothy Justyn	$294.9	$319.2	$89.6	$172.6	$152.9	$176.6	$539.4	$670.4	24.3%

All numbers in thousands

(*)	Because 2020 was a 53-week fiscal year, the 2020 salary amounts reflect an extra two weeks of pay.

Compensation Program Highlights

The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of our executive compensation program:

Element	Performance Period	Objective	Performance Measured/Rewarded
Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	• Reviewed annually and set based on market competitiveness, individual performance and internal equity considerations.

Annual Bonus	Annual	Rewards achievement of annual financial objectives and individual performance goals As the Company was profitable in FY 2020, a portion of the Corporate Financial Performance bonus was paid	• Corporate Financial Performance • Individual Performance Goals

Time-based RSUs	Long-Term	Aligns the interests of management and stockholders and serves as an important retention vehicle	• Vest annually over 4 years based on continued service.

Performance-based RSUs	Long-Term	Aligns the interests of management and stockholders, rewarding key contributors for significant stock price appreciation and the creation of stockholder value

•  Granted in 2020 to all NEOs, including our CEO, the PRSUs were issued collectively in 4 separate tranches with individual 1-year performance periods beginning in May 2020, 2021, 2022 and 2023, respectively.

•  Vesting is based on stock price performance relative to the performance of a peer group.

Performance-based Stock Options	Long-Term	Aligns the interests of management and stockholders by encouraging sustained stock price appreciation

•  Granted to Mr. Blonigan in 2019, PSOs vest on achievement of challenging stock price hurdles, set between 25% and 75% above grant date stock price, with a 4 -year performance period running through the end of 2023. Two of the 4 performance goals have been satisfied, and 50% of the PSOs have been earned to date.

2020 Target Pay Mix

Our executive compensation program is predominantly performance-based. As an executive’s ability to impact operational performance increases, so does the proportion of his or her at-risk compensation. Target long-term incentive compensation grows proportionately as job responsibilities increase, which encourages our officers to focus on the Company’s long-term success and aligns with the long-term interests of our stockholders. The graphics below illustrate the mix of fixed, annual and long-term target incentive compensation we provided to our CEO and other NEOs for 2020:

Compensation Governance

The Compensation Committee regularly reviews and incorporates best practices in executive compensation to competitively pay our executives while ensuring alignment of management and stockholder interests. Some highlights include:

•	Pay-for-performance philosophy and culture

•	Compensation mix of base salary, short-term and long-term incentives provides a variety of time horizons to balance our near-term and long-term strategic goals

•	Anti-hedging policies

•	Responsible use of shares under our long-term incentive program

•	No supplemental executive retirement plans

•	No perquisites

Say on Pay Vote

At our 2020 Annual Meeting of Stockholders, 98% of the votes cast by our stockholders supported our advisory vote on executive compensation (the “say-on-pay”) proposal. While the “say-on-pay” vote is non-binding, the Compensation Committee pays close attention to the results and given the strong level of support evidenced by last year’s say-on-pay vote, the Compensation Committee determined that our stockholders were overwhelmingly supportive of our current executive compensation philosophy and program. The Company and the Compensation Committee generally believe that our existing executive compensation program properly encourages and rewards the achievement of financial results that promote long-term stockholder value creation and is appropriate for a company of our size and in our industry, and, in line with the exceptionally high level of support shown by stockholders for our current approach, has continued to take meaningful steps toward further cementing this alignment between stockholder interests and executive compensation, as summarized in the table below.

We conduct an ongoing stockholder outreach program to maintain an open and regular dialogue with our institutional stockholders to understand their views and concerns regarding our executive compensation program. In January and February 2021, we invited our top 19 institutional stockholders, representing nearly 70% of our outstanding shares to discuss their views. As a result, we engaged in discussions with 11 institutional stockholders, representing nearly 55% of our outstanding shares to listen to their views with respect to our executive compensation program and disclosures. Topics discussed with stockholders included the level of CEO compensation, our compensation disclosure, performance-based vesting criteria and metrics, board composition and ESG initiatives. Our stockholder outreach was performed by our CFO. The Company and the Compensation Committee intend to continue to expand this outreach program by increasing the frequency of its outreach efforts.

Recent Actions Taken Based on Stockholder and Proxy Advisor Feedback

The following table summarizes various concerns that have been expressed by stockholders and proxy advisors and how we have addressed the issues:

What We Heard	How We Have Responded
• Emphasis on performance-based equity awards	• In 2020, a portion of the NEO’s equity grant was issued in PRSUs. • In 2019, a portion of the CEO’s equity grant was issued in PSOs.

• Importance of stockholder engagement The majority of investors surveyed commented that stockholder engagement was important to them and they appreciated our reaching out to them for their input.	• We continued to perform shareholder outreach in the 2020 - 2021 timeframe.

• Importance of Board diversity

•  We added two women as board members in 2019.

•  We intend to add a Board member from an underrepresented community no later than December 31, 2021 and an additional member from an underrepresented community no later than December 31, 2022.

Executive Compensation Philosophy and Objectives

Our compensation structure is designed to attract, retain, motivate, and reward high-performing executives. The guiding principles of our executive compensation plan are as follows:

•	Provide a total compensation opportunity that is competitive with our peer group, but that also takes into account the need to compete for talent with much larger equipment and imaging companies.

•	Align compensation with the Company’s performance by:

•

Providing a significant portion of total compensation in the form of a performance-based annual bonus dependent on each executive’s performance relative to predetermined financial and other strategic objectives set at the beginning of each fiscal year.

•

Providing long-term, significant equity incentives. In 2020 these incentives were in the form of a combination of time-based RSUs and from time to time performance-based RSUs, in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning the interests of our NEOs with those of our long-term stockholders.

•

Our 2020 PRSUs contain four individual one-year performance periods, with the performance goals based on Intevac’s stock price appreciation over each one-year performance period relative to the companies in our peer group, and requires sustained measurable performance over each performance interval. In the event that Intevac’s stock performance does not meet or achieve the performance of the peer group, no shares will be awarded, meaning our NEOs will be rewarded only when Intevac’s stock is performing adequately relative to the market.

•	Setting challenging performance goals for our NEOs and providing a short-term incentive through an incentive compensation plan that is based upon achievement of these goals.

•	Increase the portion of total compensation based on performance-based annual bonuses and stock-based awards relative to base salary with increasing executive responsibility level.

•	Align each executive’s goals with those of other executives to encourage a team approach to problem solving.

•

Provide clear guidelines for each compensation element relative to market practices (base salary, performance-based annual incentives and annual equity grants), while allowing the Compensation Committee flexibility to make final decisions based on management recommendations (other than decisions for the CEO, which are made by the independent members of the Board), and other factors such as performance, experience, contribution to business success and retention needs.

Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee oversees, reviews and approves the compensation and benefit policies, plans and programs for the entire Company, including our NEOs. The Compensation Committee develops goals and objectives for the CEO and reviews his performance relative to his established goals and objectives. The Compensation Committee recommended the principal elements of Mr. Blonigan’s annual compensation as CEO to the Board for approval. The Compensation Committee reviewed with Mr. Blonigan and approved the principal elements of compensation for the NEOs (other than Mr. Blonigan). The Compensation Committee also reviewed with Mr. Blonigan and approved merit increases, as well as bonuses and equity grants for non-NEO employees. The Compensation Committee also annually reviews the compensation of the members of the Board and recommends any changes to the Board. Final approval of compensation for Mr. Blonigan and the members of the Board was given by the independent members of the Board in executive session. The Compensation Committee also reviews and approves executive succession planning, incentive compensation plans, and equity compensation plans.

Role of the CEO

During 2020, Mr. Blonigan provided recommendations to the Compensation Committee with respect to base salary amounts, target bonus percentages, goals and objectives, bonus payments, and stock-based awards for each NEO (other than himself). These compensation recommendations were based on market data reviewed by the Compensation Committee and a review by Mr. Blonigan of each executive officer’s overall performance and contribution to the Company during the prior year. While the Compensation Committee considered the recommendations of Mr. Blonigan with respect to these elements of compensation, the Compensation Committee independently evaluated the recommendations and made all final compensation decisions. Mr. Blonigan did not make any recommendations as to his own compensation and such decisions are made solely by the independent members of the Board (without Mr. Blonigan present), after recommendations were made to the Board by the Compensation Committee.

Role of Our Independent Advisor

The Compensation Committee retained Radford to assist it in evaluating 2020 executive compensation programs and to provide advice and recommendations on the amount and form of executive compensation, and the allocation of compensation across the compensation components described below. The instructions provided to Radford included assessing target compensation levels for our executives relative to market practices and evaluating the overall design of our executive compensation program. At least once annually, at the Compensation Committee’s request, Radford attends Compensation Committee meetings. Radford reported directly to the Compensation Committee and not to management. The Compensation Committee assessed the independence of Radford pursuant to SEC rules and concluded that the work of Radford has not raised any conflict of interest.

Use of a Peer Group

Executive compensation data was drawn from the Radford Executive Benchmark Survey for companies in the semiconductor equipment, imaging, electronic equipment and instruments industries, that design and manufacture equipment related to the manufacturing process of technology products, that have 3-year average revenues generally under $300 million and market capitalization between $60 million and $500 million and from publicly available proxy filings for the peer companies identified below (the “Peer Companies”). In the case of the data from the proxy filings of the Peer Companies, only data for the CEO and CFO positions was obtained, as these are the only two positions reported with sufficient frequency among the Peer Companies to draw meaningful conclusions on competitive pay. The market compensation levels for comparable positions were examined by Radford and the Compensation Committee as part of the process to determine overall program design, base salary, target incentives and annual stock-based awards, including the total equity pool for allocation to all employees.

The Peer Companies we used to evaluate market compensation positioning for executives in making 2020 compensation decisions were selected in December 2019 based on the selection criteria discussed above, which the Compensation Committee deemed relevant at that time, and resulted in the removal of four companies through acquisition and three additions. As a result, the 2020 Peer Companies include the following companies:

• Adesto Technologies Corporation *	• Amtech Systems, Inc. *

• AXT Inc. *	• Clearfield, Inc. *

• CyberOptics Corporation *	• DSP Group Inc. *

• EMCORE Corporation *	• Immersion Corporation *

• In TEST Corporation *	• Kopin Corporation *

• Luna Innovations	• NeoPhotonics Corporation *

• Park Aerospace Corp. *	• PCTEL, Inc.

• PDF Solutions, Inc.	• Perceptron, Inc. *

• Pixelworks Inc. *

*	Included in the 2019 peer group

At the time these peers were chosen, Intevac was at or near the median market capitalization of the peer group, while it is within the top quartile of its peer companies with regards to revenues as well as year-over-year growth in revenues.

In early 2020, the base salary, total target cash compensation (base salary plus performance-based annual cash bonus) and total target compensation (including stock-based awards) for each of Intevac’s five most senior executives, including our NEOs, were compared to market pay levels for executives with similar levels of responsibility.

In setting compensation for our executive officers, including our NEOs, the Compensation Committee uses competitive compensation data from an annual total compensation study of selected peer companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential and succession planning.

For 2020, the Compensation Committee concluded that Intevac’s executive compensation:

•	Was appropriate considering the available competitive data, the Company’s strong financial performance, and the Company’s need to retain key employees; and

•	Continued to provide strong incentives to management to optimize Intevac’s financial performance in each year and over time.

The Compensation Committee believes that the Company’s program to compensate NEOs and other employees is consistent with the intent and design of the Company’s variable pay programs, which link actual pay directly to improved operating results, and result in reduced compensation in years in which financial results do not meet expectations.

Elements of Executive Compensation

The primary components of executive compensation are:

•	Base salary;

•	Performance-based annual cash bonus; and

•	Annual grants of long-term, equity-based incentives, which in 2020, consisted of time-based RSUs; and PRSUs.

We allocate total potential and target compensation among these components based on the goals of our compensation program, including the need to offer competitive compensation and our focus on paying for performance. We also provide our executives the same benefits and perquisites that we offer our other U.S. employees. These standard employee benefits include participation in our 401(k) plan and employee stock purchase plan, and health and welfare and life insurance benefits, each with the same terms and conditions available to employees.

Base Salary

We provide our NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. The purpose of base salary is to reward effective fulfillment of the assigned job responsibilities, and to reflect the position’s relative value to the Company and competitiveness of the executive job market.

The Compensation Committee approves any changes to base salaries on an annual basis. To determine any annual changes to base salary; the committee utilizes the competitive market data provided by our independent compensation consultant in addition to an assessment of each executive’s responsibilities and performance against goals and objectives. These factors are evaluated at the Compensation Committee’s discretion.

2020 Base Salaries

2020 base salaries for the NEOs were approved by the Compensation Committee (with the exception of Mr. Blonigan, whose base salary was approved by the independent members of the Board, upon recommendation of the Compensation Committee).

The annual base salaries for the NEOs in 2019 and 2020, were as follows:

Executive	2019	2020	Percentage Increase
Wendell Blonigan	$550,000	$570,000	3.6%
James Moniz	$340,000	$350,000	2.9%
Jay Cho	$310,000	$320,000	3.2%
Timothy Justyn	$300,000	$310,000	3.3%

Performance-based Annual Incentives

We provide the opportunity to earn performance-based annual bonuses to our NEOs and other management employees under our AIP. The objective of the AIP is to align our executive compensation with actual short-term business performance and with our strategic business objectives.

The AIP consists of two performance measures:

•	Corporate Financial Performance, which is based on Intevac’s financial performance (profitability); and

•	Individual Performance, which is based on each NEO’s performance against goals and objectives set at the beginning of the year.

Having an incentive program which is based half on individual performance is important in order to provide our NEOs with incentives to achieve goals and objectives which are specific to their individual functional areas and to maximize the Company’s value, as well as for retention considerations, while having half based on Company profitability focuses the NEOs on the common goal of continuing to drive overall Company performance.

Annual incentives can be paid in cash or time-based RSUs at the discretion of the Compensation Committee. In early 2020, the Compensation Committee determined that the 2020 AIP would be paid entirely in cash.

Target Bonus Opportunities

Each participating NEO is assigned an annual incentive opportunity, computed by multiplying each executive’s base salary times his or her Target Bonus Percentage. Based on the program set up by the Compensation Committee for 2020, the NEO’s Target Bonus is half based on individual performance and half based on Company financial performance. For 2020 AIP participants, payout under the Individual Performance component was capped at a maximum of two times half of the Target Bonus attributed to that component and payout under the Corporate Financial Performance was capped at a maximum of two times half of the Target Bonus. The total bonus payout is therefore capped at a maximum of 200% of the Target Bonus for 2020.

Target Bonus Percentages are determined based on competitive market data, internal equity considerations, and the degree of difficulty associated with achieving performance levels. Each factor is evaluated by the Compensation Committee based on data and input provided by management as well as our independent compensation consultant. Typically, the pay philosophy is to target annual cash compensation with reference to the 50th percentile of the peer group, with the opportunity to earn annual incentives in excess of that level based on achieving performance superior to the objectives the Compensation Committee has determined to reward.

For 2020, Target Bonus Percentages for our NEOs were not increased from prior year opportunities (as a percentage of base salary):

Executive	Target AIP (as % of base salary)	Target AIP ($)
Wendell Blonigan	100%	$570,000
James Moniz	65%	$227,500
Jay Cho	60%	$192,000
Timothy Justyn	60%	$186,000

Corporate Financial Performance Goals

In January 2020, the Compensation Committee established a bonus pool equal to $1.7 million or 26.0% of Proforma Pretax Income to fund the 2020 Corporate Financial Performance bonus component. Proforma Pretax Income is equal to pretax income and adding back stock compensation expense.

Calculation of Proforma Pretax Income	2020 Annual Operating Plan ($ millions)	2020 Actual ($ millions)
Net income	$1.8	$1.1
Income tax	1.8	1.7
Pre-tax income	3.6	2.8
Addback
Stock compensation expense	2.9	3.4

Proforma pretax income	$6.5	$6.2

The bonus pool of $1.7 million would have funded the bonus at 100% of target. At the actual level of achievement, the Corporate Financial Performance Bonus was earned at 75% of target.

Performance Level	Proforma Pre-Tax ($ millions)	Award Percentage
Maximum	Greater than $21.0	200%
Target	Between $9.0 and $12.0	100%
Annual Operating Plan	$6.5	75%
Minimum	Between $0 and $3.0	25%

Individual Performance Goals

Each NEO received a comprehensive set of individual performance goals for 2020. These goals were established at the beginning of the fiscal year and approved by the Compensation Committee. The individual performance goals are considered aggressive and deemed difficult to achieve, and if achieved at 100% would have exceeded the Company’s operational expectations for the measurement period.

The following tables show 2020 individual performance goals and their relative weightings for each NEO:

Wendell Blonigan, CEO

Fiscal 2020 Goals	Weighting	Achieved
• Corporate Financial Plan Achieve quarterly objectives related to Company financial performance in orders, revenue and operating profitability 1. Orders: $52.4 M; goal of $86.8 M 2. Consolidated revenue: $97.8 M*; goal of $110.7 M 3. Consolidated operating income: $2.6 M*; goal of $3.1 M	20%	38%

• Balance Sheet Management Achieve objectives related to balance sheet management. Cash flow positive for FY 2020 (less stock buyback and/or strategic capital allocations)	5%	100%

• Corporate Management Achieve objectives related to corporate management including financial controls, investor relations, hiring and board of director communications	10%	100%

• Thin-film Equipment Business Operations Achieve objectives related to TFE new product plans including display cover panel, solar implant and semiconductor fan-out	35%	60%

• Photonics Business Operations Achieve objectives related to the strategic direction, growth and profitability of the Photonics business	25%	85%

• HR Safety and Compliance Achieve objectives related to employee engagement and safety	5%	100%

Score		70%

James Moniz, CFO

Fiscal 2020 Goals	Weighting	Achieved
• Corporate Financial Plan Achieve quarterly objectives related to Company financial performance in orders, revenue and operating profitability 1. Orders: $52.4 M; goal of $86.8 M 2. Consolidated revenue: $97.8 M*; goal of $110.7 M 3. Consolidated operating income: $2.6 M*; goal of $3.1 M	20%	38%

• Business FY 2020 Financial Targets Achieve objectives related to corporate spending	25%	100%

• Management of Financial and IT Operations Achieve objectives related to internal controls, working capital management, global information systems, and investor relations	25%	67%

• Management of Financial Performance of the Company, Internally and Externally Achieve objectives related to financial planning, forecasting and internal and external reporting	25%	100%

• Safety, Compliance, Employee Development Achieve strategic initiatives including organizational and leadership development, employee engagement, quality, and safety	5%	100%

Score		79%

Jay Cho, TFE GM

Fiscal 2020 Goals	Weighting	Achieved
• Corporate Financial Plan Achieve quarterly objectives related to Company financial performance in orders, revenue and operating profitability 1. Orders: $52.4 M; goal of $86.8 M 2. Consolidated revenue: $97.8 M*; goal of $110.7 M 3. Consolidated operating income: $2.6 M*; goal of $3.1 M	20%	38%

• Business / Organizational Unit FY 2020 Financial Targets Achieve TFE business objectives in orders, revenue and profits 1. TFE orders: $30.4 M; goal of $69.5 M 2. TFE revenue: $52.1 M*; goal of $64.8 M 3. TFE operating loss: $2.0 M*; goal of $0.2 M operating income	20%	10%

• HDD / New Business Development Achieve objectives related to hard disk drive equipment Manage factory operations and supply chain through the COVID-19 crisis	10%	100%

• Vertex Business Development Achieve objectives related to display cover panel business including orders and product development	35%	30%

• New Business Development Achieve objectives related to solar implant and semiconductor fan-out products including orders and product development	10%	100%

• Safety, Compliance, Employee Development Achieve strategic initiatives including employee engagement, quality, and safety	5%	67%

Score		44%

Timothy Justyn, Photonics GM

Fiscal 2020 Goals	Weighting	Achieved
• Corporate Financial Plan Achieve quarterly objectives related to Company financial performance in orders, revenue and operating profitability 1. Orders: $52.4 M; goal of $86.8 M 2. Consolidated revenue: $97.8 M*; goal of $110.7 M 3. Consolidated operating income: $2.6 M*; goal of $3.1 M	20%	38%

• Business / Organizational Unit FY 2020 Financial Targets Achieve objectives related to Photonics financial performance including orders, revenue and operating profitability 1. Photonics orders: $16.0 M; goal of $17.3 M 2. Photonics revenue: $45.7 M*; goal of $45.8 M 3. Photonics operating income: $10.1 M*; goal of $8.0 M	20%	96%

• New Business Development Achieve objectives related to new business development and market penetration	10%	100%

• Funded Development Programs Achieve objectives related to funded research and development programs	40%	75%

• Organizational Development Achieve objectives related to organizational and leadership development	5%	75%

• Safety, Compliance, Employee Development Achieve strategic initiatives including employee engagement, quality, and safety	5%	100%

Score		76%

*

Actual results for revenue and operating income are reported on a U.S. GAAP basis and are set forth in the Consolidated Statements of Income and under Note 14 of the notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2020 filed with the SEC on February 17, 2021.

2020 Performance Against Individual Goals

In order to determine the payout associated with the Individual Performance measures, the Compensation Committee analyzed each NEO’s performance versus their individual goals. The specific performance versus objectives for each of the goals are not disclosed as the disclosure of these goals would potentially reveal confidential information regarding our business strategy and operations, which could result in substantial competitive harm.

The NEOs’ performance against each of the 2020 Goals was evaluated at the end of the year by the CEO for all NEOs other than himself. The performance and evaluation were then reviewed and approved by the Compensation Committee. The Compensation Committee evaluated the CEO’s performance which was then reviewed and approved by the independent members of the Board. Discretion was applied to the scoring of the 2020 Goals in recognition that the NEOs demonstrated excellent leadership and outstanding achievements during these unprecedented and unpredictable times. The CEO recommended raising Mr. Moniz’s final score to 89% due to executive leadership in a pandemic. The CEO recommended raising Mr. Cho’s final score to 79% due to executive leadership in a pandemic and as well as outstanding performance in new business development. Further, the CEO recommended raising Mr. Justyn’s final score to 111% due to executive leadership in a pandemic and because performance in our Photonics segment exceeded his financial profitability goals. The performance and evaluation were then reviewed and approved by the Compensation Committee. The Compensation Committee evaluated the CEO’s performance which was then reviewed and approved by the independent members of the Board. The Compensation Committee recommended raising the CEO’s final score to 95% due to executive leadership in a pandemic and as well as outstanding performance in new business development and strategic customer wins in both the TFE and Photonics business.

2020 earned incentives were as follows:

	Opportunity		Actual
Executive	Target AIP (as % of base salary)	Target AIP ($)	2020 Earned Award	As a % of Target
Wendell Blonigan	100%	$570,000	$484,500	85.0%
James Moniz	65%	$227,500	$186,948	82.2%
Jay Cho	60%	$192,000	$147,312	76.7%
Timothy Justyn	60%	$186,000	$172,562	92.8%

Long-Term Incentives

We grant equity-based compensation to our NEOs to align their interests with the long-term interests of our stockholders and to provide our executives with incentives to manage Intevac from the perspective of an owner with an equity stake in the business.

In 2020, we utilized two incentive vehicles:

•	Time-based RSUs and

•	Performance-based RSUs (PRSUs)

For 2020 annual grants, the Company granted time-based RSUs to all equity plan participants. For 8 executives including our NEOs the Company granted a combination of RSUs and PRSUs. The Compensation Committee believes that including PRSU awards in the total direct compensation opportunities of those executives whose individual performances and decisions have a direct impact on our Company’s performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders. For 2020 annual grants, the number of time-based RSUs and PRSUs were determined with reference to market data, including the median of our peer group. The ratio of time-based RSUs to PRSUs for the NEOs, except for Mr. Blonigan was 3:1. The ratio of time-based RSUs to PRSUs for Mr. Blonigan, was 1.5:1.

The Compensation Committee believes that the time-based RSU awards provide a valuable retention component to our annual compensation program Further, RSUs are potentially less dilutive to the Company’s earnings per share than options. The 2020 annual RSU grants vest in four equal annual installments.

Individual Grant Determinations

Annually, the Compensation Committee approves the annual stock-based awards to be granted to all grant recipients taking into consideration the total dilutive impact of all shares to be granted, the burn rate (the total number of shares to be granted as a percentage of shares outstanding), and projected compensation expense related to employee stock-based awards. In 2020, the Compensation Committee changed the methodology to determine the level of annual equity grants to be based on a target dollar value for the long-term incentive award, rather than as a fixed number of shares, in order to align better with market expectations and peer practices. Each year, the Compensation Committee sets guidelines for the size and mix of each grant to each NEO and other exempt employees. Actual stock-based award grants to the NEOs are made within the ranges set forth in these guidelines, based on the factors discussed below. For the NEOs, the guidelines reflect each NEO’s position within the Company and are set at a level that the Compensation Committee considers appropriate to create a meaningful opportunity for reward predicated on increasing stockholder value, and appropriate to meet our retention goals. In determining the appropriate grant levels, the Compensation Committee reviews competitive market practices, taking into consideration both the potential value to individual participants compared to executives at other companies with similar responsibilities. The Compensation Committee also evaluated the mix of equity awards to be granted.

Actual 2020 annual renewal grants to the NEOs, except for Mr. Blonigan, were proposed by Mr. Blonigan and reviewed and approved at a Compensation Committee meeting. In determining the number of time-based RSUs and PRSUs to grant to each individual, including Mr. Blonigan, the Compensation Committee took into account factors such as each executive’s recent performance, level of responsibility, job assignment, the competitive climate, internal equity considerations, market data, and retention considerations. Each of these factors was considered by the Compensation Committee, in its judgment, and no formal weighting of these factors was used.

The number of time-based RSUs and PRSUs granted to the NEOs in 2020 and the number of stock options, PSOs and time-based RSUs granted to the NEOs in 2019 is shown in the table below.

	2019			2020
NEO	Stock Options (#)	PSO (#)	RSU (#)	RSU (#)	PRSU (#)
Wendell Blonigan	37,500	37,500	40,000	88,757	59,171
James Moniz	40,000	—	20,000	35,502	11,834
Jay Cho	30,000	—	15,000	28,846	9,615
Timothy Justyn	30,000	—	15,000	28,846	9,615

For 2020, the grant date fair value of equity awards for all NEOs, other than our CEO, was similar to the grant date fair value of 2019 awards. The Compensation Committee determined to increase the size of Mr. Blonigan’s grant after an analysis of equity grants to CEOs at peer companies showed Mr. Blonigan’s grants to be significantly below median levels.

The grant date fair value of time-based RSUs and PRSUs granted to the NEOs in 2020 and the grant date fair value of stock options, PSOs and time-based RSUs granted as to the NEOs in 2019 is shown in the table below.

	2019				2020
NEO	StockOptions ($)	PSO ($)	RSU ($)	Total ($)	RSU ($)	PRSU ($)	Total ($)
Wendell Blonigan	84,607	65,813	227,200	377,620	449,998	186,980	636,978
James Moniz	90,248	—	113,600	203,848	179,995	37,395	217,390
Jay Cho	67,686	—	85,200	152,886	146,249	30,383	176,632
Timothy Justyn	67,686	—	85,200	152,886	146,249	30,383	176,632

In 2020, the NEOs were granted performance-based RSUs (PRSUs), issued collectively in four separate tranches with individual one-year performance periods beginning in May 2020, 2021, 2022 and 2023, respectively. Vesting of the PRSUs is based on the performance of our common stock relative to the performance of a peer group. The peer group is comprised of the “Peer Companies” listed in the Company’s “Compensation Discussion and Analysis” section in this proxy statement. At the end of each performance period, the Compensation Committee will determine the achievement against the performance objectives.

On each performance assessment date, Intevac’s stock price growth for the applicable performance period will be compared against the peer group stock price growth for the applicable performance period (each expressed as a growth rate percentage) to result in a growth rate (the “Growth Rate Delta”) for the performance period equal to Intevac’s stock price growth minus the peer group stock price growth, both for the applicable performance period. A new Growth Rate Delta will be calculated for each performance period on the related performance assessment date. Any earned PRSU awards will vest 100% after the end of the applicable performance period. On each performance assessment date, 25% of the total number of PRSUs originally subject to the award (and no more) will vest upon achievement of a Growth Rate Delta greater than or equal to zero. If, on a performance assessment date, the Growth Rate Delta is less than 0%, no portion of the PRSUs will vest on such performance assessment date and 25% of the total number of PRSUs originally subject to the award will immediately terminate. In addition, in order to vest, the participant must remain in service to Intevac through the end of the applicable performance period.

In 2019, Mr. Blonigan’s equity grant was comprised of a mix of time-vesting options, time-vesting RSUs and PSOs. In 2019 one half (37,500 shares) of the CEO’s annual renewal stock option grant was made in PSOs. The PSOs vest only upon the attainment of rigorous stock price performance goals over a four-year performance period. Under the terms of the arrangement:

Vesting Schedule	Closing Share Price Performance Criteria (30 Consecutive Trading Day Average Closing Share Price)	Required Share Price Improvement (as Measured from the June 7, 2019 Closing Price of $4.82)
The PSOs become exercisable as follows if the applicable share price performance criteria is met at any time during the performance period as follows*:
25% of PSOs (became exercisable on December 13, 2019)	$6.03 or higher	25%
25% of PSOs (became exercisable on January 8, 2020)	$6.51 or higher	35%
25% of PSOs	$7.95 or higher	65%
25% of PSOs	$8.44 or higher	75%

*	In addition, in order to vest, Mr. Blonigan must remain in service to Intevac through the applicable performance achievement date.

Although these stock options were not granted in 2020, the unvested portion of each PSO continues to provide performance incentives due to the remaining challenging price hurdle, and retention benefits due to the continued service requirement.

In 2016, Mr. Blonigan and Mr. Cho were granted PRSUs covering 100,000 and 25,000 shares, respectively. These awards are scheduled to vest based on achievement of challenging stock price hurdles, set between 81% and 240% above grant date stock price, over the performance period running from the March 2016 grant date through December 31, 2020, subject to continued service with Intevac. 75% of each award has vested. The final 25% of each award expired unvested on December 31, 2020 as the vesting condition requiring Intevac’s closing stock price to be $15.00 or higher for three consecutive trading days was not achieved during the performance period. Although these awards were not granted in 2020, until their expiration, the unvested portion of each RSU continued to provide performance incentives due to the remaining challenging price hurdle, and retention benefits due to the continued service requirement.

Additional Policies and Practices

Ownership Guidelines

We do not currently have a stock ownership policy for our executive officers. However, all of our NEOs own shares of the Company’s common stock or vested, but unexercised, equity awards. Mr. Blonigan as a member of the Company’s Board is subject to the director stock ownership guidelines of the Company.

Anti-Hedging Policies

The Company has an insider trading policy which, among other things, prohibits insiders from short sales of Intevac common stock.

Compensation Recovery Policy

Under the AIP, if it is determined after a bonus is paid under the plan that the individual and corporate performance upon which the bonus award was based was fraudulently represented, the Company has the right to require the return of the bonus. Outside of this provision, at this time, we have not implemented fraudulent misrepresentation policies or a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Severance and Change in Control Arrangements

The Company has a severance agreement with Mr. Blonigan. Benefits under the severance agreement are described under “Potential Payments Upon Termination of Employment or Change in Control” beginning on page 41. The Company does not intend to enter into new severance agreements.

The Company has change in control employment agreements with Mr. Cho, Mr. Moniz and Mr. Justyn. Benefits under the change in control employment agreements, as well as an offer letter with Mr. Blonigan that provides for certain acceleration of vesting of his equity awards in connection with a change in control of the Company, are described under “Potential Payments Upon Termination of Employment or Change in Control” beginning on page 41. These agreements were entered into with Messrs. Blonigan, Moniz and Cho in connection with the negotiation of their employment agreements in order to attract the executives to the Company and with Mr. Justyn in connection with his promotion to Executive Vice President.

Impact of Accounting and Tax Treatment

The Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to certain of our named executive officers. Under tax laws in effect prior to January 1, 2018, compensation treated as “performance-based compensation” within the meaning of

Section 162(m) of the Code was not counted towards the $1 million limit. The Tax Cuts and Jobs Act (the “Tax Act”) among other changes, repealed the exception from the deduction limit under Section 162(m) for performance-based compensation effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that are not materially modified after that date. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Act, including the uncertain scope of the transition relief adopted in connection with repealing Section 162(m)’s performance-based compensation exception, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will in fact qualify for such exception. The Compensation Committee may administer any awards granted prior to November 2, 2017 which qualify as performance-based compensation under Section 162(m), as amended by the Tax Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017 and will have the sole discretion to revise compensation arrangements to conform with the Tax Act and our Compensation Committee’s administrative practices.

The Compensation Committee balanced the desirability of having compensation qualify for deductibility with our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. As a result, the Compensation Committee has not adopted a policy that all compensation must be deductible.

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

2020 Summary Compensation Table

The following table presents information concerning the total compensation of Intevac’s President and CEO, the two most highly compensated executive officers at the end of the last fiscal year, as well as Mr. Cho (the “NEOs”) for services rendered to Intevac in all capacities for the fiscal years ended January 2, 2021 (fiscal 2020) and December 28, 2019 (fiscal 2019). Because the Company is a SRC, only Messrs. Blonigan, Moniz and Justyn are currently NEOs within the meaning of SEC rules and regulations. However, we have elected to provide voluntary disclosure as to Mr. Cho’s compensation in order to provide our stockholders with additional information regarding the Company’s executive compensation practices. Throughout this proxy statement, the use of the term NEO should be understood to include our three named executive officers (within the meaning of SEC rules and regulations) as well as Mr. Cho.

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Wendell Blonigan,	2020	586,542	636,978	—	484,500	2,000	1,710,020
President and CEO	2019	547,899	227,200	150,420	313,012	2,000	1,240,531

James Moniz,	2020	360,774	217,390	—	186,948	2,000	767,112
EVP and CFO	2019	328,209	113,600	90,248	128,922	2,000	662,979

Jay Cho,	2020	329,616	176,632	—	147,312	2,000	655,560
EVP and GM, TFE	2019	297,246	85,200	67,686	82,037	2,000	534,169

Timothy Justyn,	2020	319,236	176,632	—	172,562	2,000	670,430
EVP and GM, Photonics	2019	294,880	85,200	67,686	89,638	2,000	539,404

(1)	Because 2020 was a 53-week fiscal year, the 2020 salary amounts reflect an extra two weeks of pay.

(2)

Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the grant date fair value of time-based RSUs, PRSUs and stock option awards granted in fiscal 2020 and fiscal 2019 for all NEOs as determined pursuant to ASC 718. The assumptions used to calculate the value of stock and option awards are set forth under Note 3 of the notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2020 filed with the SEC on February 17, 2021.

(3)	The amounts shown in this column represent the value of cash bonuses earned during the year indicated and paid in the first quarter of the subsequent year.

(4)	Amounts in 2020 and 2019 include matching contributions we made under our tax-qualified 401(k) plan, which provides for broad-based employee participation.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table shows all outstanding option and stock awards held by each of the NEOs at the end of fiscal 2020.

	Option Awards (1)						Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Wendell Blonigan	60,000	—		—	7.09	05/15/2021	—		—	—		—
	75,000	—		—	5.62	06/04/2022	—		—	—		—
	75,000	—		—	4.80	05/19/2023	—		—	—		—
	56,250	18,750	(3)	—	12.75	05/18/2024	10,000	(4)	72,100	—		—
	37,500	37,500	(5)	—	4.70	05/17/2025	20,000	(6)	144,200	—		—
	9,375	28,125	(7)	—	5.68	05/16/2026	30,000	(8)	216,300	—		—
	18,750	18,750	(9)	—	4.82	06/07/2026	—		—	—		—
	—	—		—	—	—	88,757	(10)	639,938	59,171	(11)	426,623
James Moniz	50,000	—		—	7.22	11/20/2021	—		—	—		—
	30,000	—		—	5.42	05/21/2022	—		—	—		—
	30,000	—		—	4.80	05/19/2023	—		—	—		—
	21,000	7,000	(12)	—	12.75	05/18/2024	3,500	(13)	25,235	—		—
	15,000	15,000	(14)	—	4.70	05/17/2025	7,500	(15)	54,075	—		—
	10,000	30,000	(16)	—	5.68	05/16/2026	15,000	(17)	108,150	—		—
	—	—		—	—	—	35,502	(18)	255,969	11,834	(19)	85,323
Jay Cho	45,000	—			8.50	01/16/2021	—		—
	30,000	—		—	5.42	05/21/2022	—		—	—		—
	30,000	—		—	4.80	05/19/2023	—		—	—		—
	21,000	7,000	(12)	—	12.75	05/18/2024	3,500	(13)	25,235	—		—
	15,000	15,000	(14)	—	4.70	05/17/2025	7,500	(15)	54,075	—		—
	7,500	22,500	(20)	—	5.68	05/16/2026	11,250	(21)	81,183	—		—
	—	—		—	—	—	28,846	(22)	207,980	9,615	(23)	69,324
Timothy Justyn	6,000	—		—	4.49	05/09/2020	—		—	—		—
	8,000	—		—	7.09	05/15/2021	—		—	—		—
	16,250	—		—	5.42	05/21/2022	—		—	—		—
	16,250	—		—	4.80	05/19/2023	—		—	—		—
	11,250	3,750	(24)	—	12.75	05/18/2024	1,875	(25)	13,519	—		—
	14,000	14,000	(26)	—	6.25	03/15/2025	7,000	(27)	50,470	—		—
	1,000	1,000	(28)	—	4.70	05/17/2025	500	(29)	3,605	—		—
	7,500	22,500	(20)	—	5.68	05/16/2026	11,250	(21)	81,113	—		—
	—	—		—	—	—	28,846	(22)	207,980	9,615	(23)	69,324

(1)	Reflects options, PSOs, RSUs and PRSUs granted under the 2012 Equity Incentive Plan and the 2020 Equity Incentive Plan.

(2)	Reflects the fair value of outstanding stock awards as of January 2, 2021 at the closing market price of $7.21 per share.

(3)	Assuming continued employment with Intevac, 18,750 shares will become exercisable on May 18, 2021.

(4)	Assuming continued employment with Intevac, 10,000 shares will vest on May 15, 2021.

(5)	Assuming continued employment with Intevac, 18,750 shares will become exercisable on May 17 of each of 2021 and 2022.

(6)	Assuming continued employment with Intevac, 10,000 shares will vest on May 15 of each of 2021 and 2022.

(7)	Assuming continued employment with Intevac, 9,375 shares will become exercisable on May 16 of each of 2021 2022 and 2023.

(8)	Assuming continued employment with Intevac, 10,000 shares will vest on May 15 of each of 2021 2,022 and 2023.

(9)

Assuming continued employment with Intevac, 9,375 shares become exercisable on the first day when the 30-day moving average of Intevac’s closing stock price is $7.95 or higher; and 9,375 shares become exercisable on the first day when the 30-day moving average of Intevac’s closing stock price is $8.44 or higher.

(10)	Assuming continued employment with Intevac, 22,189 shares will vest on May 15 of each of 2021, 2022 2,023 and 2024.

(11)

Assuming continued employment with Intevac, 14,792 shares will vest in May 2021 if the 2020 performance goal is achieved, 14,793 shares will vest in May 2022 if the 2021 performance goal is achieved, 14,793 shares will vest in May 2023 if the 2022 performance goal is achieved, and 14,793 shares will vest in May 2024 if the 2023 performance goal is achieved.

(12)	Assuming continued employment with Intevac, 7,000 shares will become exercisable on May 18, 2021.

(13)	Assuming continued employment with Intevac, 3,500 shares will vest on May 15, 2021.

(14)	Assuming continued employment with Intevac, 7,500 shares will become exercisable on May 17 of each of 2021 and 2022.

(15)	Assuming continued employment with Intevac, 3,750 shares will vest on May 15 of each of 2021 and 2022.

(16)	Assuming continued employment with Intevac, 10,000 shares will become exercisable on May 16 of each of 2021, 2022 and 2023.

(17)	Assuming continued employment with Intevac, 5,000 shares will vest on May 15 of each of 2021, 2022 and 2023.

(18)	Assuming continued employment with Intevac, 8,876 shares will vest on May 15 of each of 2021, 2022 2,023 and 2024.

(19)

Assuming continued employment with Intevac, 2,958 shares will vest in May 2021 if the 2020 performance goal is achieved, 2,958 shares will vest in May 2022 if the 2021 performance goal is achieved, 2,959 shares will vest in May 2023 if the 2022 performance goal is achieved, and 2,959 shares will vest in May 2024 if the 2023 performance goal is achieved.

(20)	Assuming continued employment with Intevac, 7,500 shares will become exercisable on May 16 of each of 2021, 2022 and 2023.

(21)	Assuming continued employment with Intevac, 3,750 shares will vest on May 15 of each of 2021, 2022 and 2023.

(22)	Assuming continued employment with Intevac, 7,212 shares will vest on May 15 of each of 2021, 2022 2,023 and 2024.

(23)

Assuming continued employment with Intevac, 2,404 shares will vest in May 2021 if the 2020 performance goal is achieved, 2,404 shares will vest in May 2022 if the 2021 performance goal is achieved, 2,404 shares will vest in May 2023 if the 2022 performance goal is achieved, and 2,403 shares will vest in May 2024 if the 2023 performance goal is achieved.

(24)	Assuming continued employment with Intevac, 3,750 shares will become exercisable on May 18, 2021.

(25)	Assuming continued employment with Intevac, 1,875 shares vest on May 15, 2021.

(26)	7,000 shares became exercisable on March 15, 2021. Assuming continued employment with Intevac, 7,000 shares will become exercisable on March 15, 2022.

(27)	Assuming continued employment with Intevac, 3,500 shares vest on May 15 of each of 2020, 2021 and 2022.

(28)	Assuming continued employment with Intevac, 500 shares will become exercisable on May 17 of each of 2021 and 2022.

(29)	Assuming continued employment with Intevac, 250 shares vest on May 15 of each of 2021 and 2022.

Potential Payments upon Termination of Employment or Change in Control

Severance Agreements

The Company entered into a severance agreement with Mr. Blonigan when he was hired in June 2013. If the Company terminates Mr. Blonigan’s employment for a reason other than cause (as such term is defined in the severance agreement) that also is not due to his death or disability, or if Mr. Blonigan resigns for good reason (as such term is defined in the agreement), Mr. Blonigan will receive as severance from the Company: (i) continuing payments of his base salary in effect on the date of the his termination for twelve months from the date of such termination, plus (ii) continuing payments of $2,000 per month for twelve months from the date of such termination. Additionally, if Mr. Blonigan resigns from the Company for good reason, as a result of the change of control of the Company, he will receive his bonus amount for the fiscal year in which the change of control occurs, prorated based on time and performance. The receipt of severance under the agreement is contingent upon: (i) Mr. Blonigan signing and not revoking a release of claims in favor of the Company, and (ii) Mr. Blonigan’s continued compliance with the terms of his confidentiality agreement entered into with the Company.

Change in Control Agreements

Pursuant to their hiring, the Company entered into a change in control agreement with both Mr. Cho in December 2013 and with Mr. Moniz in October 2014. As per the terms of the agreements, if within twelve months following a change of control (as such term is defined in the change in control agreement), the Company terminates the executive’s employment for a reason other than cause (as such term is defined in the change in control agreement) or if the executive resigns for good reason (as such term is defined in the change in control agreement) (each, a “qualifying termination”), the executive will receive severance from the Company in the amount of twelve months of the executive’s base salary in effect on the date of the executive’s termination, payable at the Company’s discretion either in a lump sum or at equal intervals over a period of time not longer than twelve months. In addition, all stock options and restricted stock units held by the executive shall have their vesting fully accelerated. The receipt of severance under the change in control agreement is contingent upon the executive signing and not revoking a release of claims in favor of the Company.

Pursuant to his promotion to Executive Vice President and General Manager Photonics, the Company entered into a change of control agreement with Mr. Justyn in March 2018. As per the terms of the agreement, if, in the event of a division sale (as such term is defined in the change of control agreement, but generally relating to the sale, including the sale of substantially all of the assets of the division in which Mr. Justyn works), Mr. Justyn experiences either a no-offer/non-comparable offer termination (as such term is defined in the change of control agreement, but generally meaning he has not been offered a position with the buyer on comparable terms, declines any employment offer by the buyer, and terminates his employment with the Company) or a buyer involuntary termination (as such term is defined in the change of control agreement, but generally meaning that Mr. Justyn’s employment with the buyer is terminated without cause or for good reason (each as defined in his change of control agreement), in each case, by the earlier of the 3-month anniversary of the sale of the division, or March 1 of the year following the sale of the division), Mr. Justyn will receive severance from the Company. Such severance from the Company will consist of: (i) continuing payments of his base salary with the Company as in effect immediately prior to the closing date of the division sale (the “division sale closing date”) for twelve months from the division sale closing date; (ii) continuing payments of $2,000 per month for twelve months from the division sale closing date; (iii) if Mr. Justyn’s annual bonus payment, if any, for an applicable year has not been paid as of the division sale closing date, the Company may choose, in the CEO’s sole discretion, to pay Mr. Justyn an amount equal to the annual bonus amount for such year, based on actual performance (but not to exceed 100% of Mr. Justyn’s target bonus amount for that year), that Mr. Justyn would have received had he remained an employee of the Company through the date such bonus payments were made, paid in a lump sum at the same time that annual bonuses for that year are paid to other executives at the Company; and (iv) Mr. Justyn’s then-outstanding Company equity awards will vest in full, both with respect to time-based Company equity awards and Company equity awards with performance-based vesting. The receipt of severance under the change of control agreement is contingent upon the executive signing and not revoking a release of claims in favor of the Company and satisfying the terms of the change of control agreement and includes a provision for the forfeiture of the severance amounts if Mr. Justyn receives benefits under his change of control agreement but, within twelve months following the division sale closing date, commences or re-commences, as applicable, employment with the buyer.

Excise Tax.

Under each of the Company’s severance and change of control agreements in the event the severance payments and other benefits payable to an executive constitute “parachute payments” under Section 280G of the U.S. Internal Revenue Code and would be subject to the applicable excise tax, then the executive’s severance benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by executive on an after-tax basis of the greatest amount of benefits.

Change in Control Acceleration

In the event of a change in control (as defined in Mr. Blonigan’s offer letter) Mr. Blonigan will fully vest in and, if applicable, have the right to exercise, all of Mr. Blonigan’s then-outstanding Company equity awards and, with respect to Company equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

As described above, pursuant to their change in control agreements, in the event of a qualifying termination within twelve months after a change of control (as defined in Mr. Cho’s and Mr. Moniz’s change of control agreements), then, subject to the execution and non-revocation of a release of claims in favor of the Company, Mr. Cho’s and Mr. Moniz’s then-outstanding Company equity awards will vest in full, both with respect to time-based Company equity awards and Company equity awards with performance-based vesting. Please see above for a description of the treatment of equity awards under Mr. Justyn’s Change of Control Agreement.

Estimated Payments Pursuant to Severance and Change in Control Agreements

The following table estimates potential payments upon termination as if our NEOs had terminated on January 2, 2021, in connection with a change in control or other termination covered by the severance and change in control agreements and potential payments relating to the changed vesting schedule of outstanding equity awards under our 2020 Equity Incentive Plan and our 2012 Equity Incentive Plan in connection with a change in control. The table reflects termination scenarios covered by the various agreements and the benefits receivable thereunder, as well as under our equity plans. The closing market price per share of our common stock on January 2, 2021 was $7.21.

Name of Executive Officer	Termination Without Cause or Resignation for Good Reason ($)	Change in Control With Qualifying Termination ($)		Change in Control Without Termination ($)
Base Salary
Wendell Blonigan	570,000	570,000		—
James Moniz	—	350,000		—
Jay Cho	—	320,000		—
Timothy Justyn	—	310,000		—
Annual Cash Incentive
Wendell Blonigan	—	570,000	(1)	—
James Moniz	—	—		—
Jay Cho	—	—		—
Timothy Justyn	—	186,000		—
Health Coverage
Wendell Blonigan	24,000	24,000		—
James Moniz	—	—		—
Jay Cho	—	—		—
Timothy Justyn	—	24,000		—
Acceleration Of Equity Awards
Wendell Blonigan	—	1,681,130		1,681,130
James Moniz	—	612,303		—
Jay Cho	—	509,801		—
Timothy Justyn	—	476,385		—
Total
Wendell Blonigan	594,000	2,485,130		1,681,130
James Moniz	—	962,303		—
Jay Cho	—	829,801		—
Timothy Justyn	—	996,385		—

(1)

The amount shown includes a bonus of $570,000, which Mr. Blonigan would have been eligible to receive if he had resigned from the Company for good reason as a result of a change in control of the Company, and met the other terms and conditions of his severance agreement. This bonus would be pro-rated based on time and performance. For purposes of this table, we have assumed Mr. Blonigan worked the full year and achieved performance at 100% of target levels.

Equity Incentive Plans

Under the 2020 Equity Incentive Plan and the 2012 Equity Incentive Plan, all unvested options, RSUs and other equity awards vest in full and, if applicable, become exercisable and performance-based awards would be deemed achieved at 100% of target upon a change in control (as defined in the applicable plan) of Intevac or, with respect to awards under the 2012 Equity Incentive Plan or the 2020 Equity Incentive Plan, a merger of Intevac with or into another corporation or entity, unless the option or award is assumed or substituted for by the acquiring entity, and to the extent exercisable, would terminate if not exercised within the applicable period.

The Board or its Compensation Committee, as administrator of the 2020 Equity Incentive Plan and the 2012 Equity Incentive Plan, has the authority to provide for the accelerated vesting of any or all outstanding equity awards under the 2020 Equity Incentive Plan and the 2012 Equity Incentive Plan, including options held by our directors and executive officers, under such circumstances and at such times as the Compensation Committee deems appropriate, including in the event of termination of the executive or a Change in Control of Intevac.

Compensation of Directors

The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company in all capacities to the members of the Company’s Board for the fiscal year ended January 2, 2021, other than Wendell Blonigan, whose compensation is set forth under the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Kevin D. Barber	62,500	45,630	108,130
David S. Dury	75,000	45,630	120,630
Dorothy D. Hayes	60,000	45,630	105,630
Stephen A. Jamison	50,000	45,630	95,630
Michele F. Klein	52,500	45,630	98,130
Mark P. Popovich	55,000	45,630	100,630
Thomas M. Rohrs	57,500	45,630	103,130

(1)

Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are grant date fair value of awards granted during fiscal 2020 as determined pursuant to ASC 718. The assumptions used to calculate the value of stock awards are set forth under Note 3 of the notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2020 filed with the SEC on February 17, 2021.

(2)

Mr. Dury, Mr. Barber, Ms. Hayes, Dr. Jamison, Ms. Klein, Mr. Popovich and Mr. Rohrs each received an award of 9,000 restricted stock units on May 15, 2020 with a grant date fair value of $45,630. Mr. Dury, Mr. Barber, Ms. Hayes, Dr. Jamison, Ms. Klein, Mr. Popovich and Mr. Rohrs each had 9,000 restricted stock units outstanding at January 2, 2021.

(3)

The directors had options to purchase the following shares of common stock outstanding at January 2, 2021: Mr. Barber: 25,000 shares; Mr. Dury: 66,000 shares; Ms. Hayes: 25,000 shares; Dr. Jamison: 25,000 shares; Ms. Klein: 25,000 shares; Mr. Popovich: 25,000 shares; and Mr. Rohrs: 66,000 shares.

Standard Director Compensation Arrangements

Intevac uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board. The Compensation Committee of the Board conducts an annual review of director compensation in consultation with Radford and, if appropriate, recommends any changes in the type or amount of compensation to the Board. In reviewing director compensation, the Compensation Committee takes into consideration the compensation paid to non-employee directors of comparable companies, including competitive non-employee director compensation data and analyses prepared by compensation consulting firms and the specific duties and committee responsibilities of particular directors. In addition, the Compensation Committee may make recommendations or approve changes in director compensation in connection with the Compensation Committee’s administration and oversight of our 2020 Equity Incentive Plan. Any change in director compensation is approved by the Board.

Cash Compensation

Annual cash compensation for non-employee board members are as follows:

	2019	2020
Non-Chair Board Retainer	$45,000	$45,000
Additional Board Chair Retainer	$25,000	$25,000
Audit Committee Chairmanship Compensation	$15,000	$15,000
Compensation Committee Chairmanship Compensation	$10,000	$10,000
Nominating and Governance Committee Chairmanship Compensation	$5,000	$5,000
Audit Committee Member Compensation	$7,500	$7,500
Compensation Committee Member Compensation	$5,000	$5,000
Nominating and Governance Committee Member Compensation	$2,500	$2,500

Directors do not receive cash compensation for attending meetings of the Board.

Equity Compensation

Our non-employee directors are eligible to receive grants of options to purchase shares of our common stock and other equity awards pursuant to our 2020 Equity Incentive Plan when and as determined by our Board and subject to the 2020 Equity Incentive Plan’s limits on annual non-employee director grants. Our 2020 Equity Incentive Plan provides that no non-employee director may be granted, in any fiscal year, equity awards covering more than 25,000 shares, which limit is increased to 40,000 shares in the fiscal year of his or her initial service as a non-employee director; however, any awards granted to an individual while he or she was an employee, or a consultant, will not count for purposes of these limits. During fiscal 2020, Mr. Dury, Mr. Barber, Ms. Hayes, Dr. Jamison, Ms. Klein, Mr. Popovich and Mr. Rohrs each received grant of 9,000 time-based RSUs under the 2020 Equity Incentive Plan. Each grant of RSUs is scheduled to vest on the one-year anniversary of the grant date, subject to continued service with us.

Under our 2020 Equity Incentive Plan, in the event of a change in control, awards granted to non-employee directors vest in full, and, if applicable, become exercisable, as of immediately prior to the change in control. With respect to options previously granted to non-employee directors under our 2012 Equity Incentive Plan, with respect to equity awards that are assumed or substituted for in connection with a change in control or a merger of Intevac with or into another corporation or entity, if on the date of or following such assumption or substitution the individual’s status as a member of our board or as a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the director (unless such resignation is at the request of the acquirer), then the director will fully vest in and, if applicable, become exercisable, as of immediately prior to the change in control.

During 2014, the Board established minimum ownership guidelines for Company common stock for directors. Directors must own stock in the Company of at least three times the annual retainer paid to independent directors (exclusive of any compensation for committee service such as meeting fees and leadership roles.) The ownership level must be initially achieved by December 31 in the fourth year after the director is first elected. These ownership guidelines are applicable to all directors of the Company. In the event that a director also serves as an executive officer of the Company, the director will be subject to the same level of requirements as all directors. Mr. Blonigan, Mr. Dury and Mr. Rohrs were in compliance with the ownership guidelines at January 2, 2021. As recently elected members of the Board, Mr. Barber, Dr. Jamison and Mr. Popovich have until December 31, 2022 and Ms. Hayes and Ms. Klein have until December 31, 2023 to achieve compliance with the ownership guidelines.

Other Arrangements

Non-employee directors also have their travel, lodging and related expenses associated with attending Board or committee meetings and for participating in Board-related activities paid or reimbursed by Intevac.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options and RSUs granted to employees and directors, as well as the number of securities remaining available for future issuance, under Intevac’s equity compensation plans at January 2, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by security holders (3)	2,716,101	$6.66	2,948,370
Equity compensation plans not approved by security holders	—	$—	—

Total	2,716,101	$6.66	2,948,370

(1)	Calculation of weighted-average exercise price excludes RSUs, for which there is no exercise price.

(2)	Excludes securities reflected in column (a).

(3)	Included in the column (c) amount are 663,361 shares available for future issuance under Intevac’s 2003 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2021, for each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, each of the NEOs in the 2020 Summary Compensation Table on page 39, each of our directors, and all directors and current executive officers of Intevac as a group.

	Total Number of Shares (2)	Common Stock	Rights to Acquire (3)	Percentage Beneficially Owned (4)
Principal Stockholders, Executive Officers and Directors (1)
5% Stockholders:
Bleichroeder LP (5)	4,949,355	4,949,355	—	20.5%
Royce & Associates LP (6)	1,732,922	1,732,922	—	7.2%
Blackrock Inc. (7)	1,703,592	1,703,592	—	7.1%
Needham Investment Management L.L.C. (8)	1,581,993	1,581,993	—	6.6%
The Vanguard Group (9)	1,381,738	1,381,738	—	5.7%
Dimensional Fund Advisors LP (10)	1,368,155	1,368,155	—	5.7%
NEOs:
Wendell Blonigan	650,964	205,231	445,733	2.7%
James Moniz	295,854	91,269	204,585	1.2%
Jay Cho	230,600	84,484	146,116	*
Timothy Justyn	188,305	50,875	137,430	*
Non-Employee Directors:
Kevin D. Barber	43,000	9,000	34,000	*
David S. Dury (11)	208,000	133,000	75,000	*
Dorothy D. Hayes	21,500	—	21,500	*
Stephen A. Jamison	43,000	9,000	34,000	*
Michele F. Klein	21,500	—	21,500	*
Mark P. Popovich	43,000	9,000	34,000	*
Thomas M. Rohrs	112,000	37,000	75,000	*
All directors and executive officers as a group (11 persons)	1,857,722	628,859	1,228,863	7.7%

*	Less than 1%

(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Intevac, Inc., 3560 Bassett Street, Santa Clara, CA 95054.

(2)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(3)

Includes any shares which the individual or entity has the right to acquire within 60 days of March 31, 2021, through the exercise of any vested stock option and the vesting of performance shares and restricted stock units.

(4)	The total number of shares of Common Stock outstanding was 24,106,277 as of March 31, 2021.

(5)

The address of Bleichroeder LP (“Bleichroeder”) is 1345 Avenue of the Americas, New York, NY 10105. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 12, 2021. Bleichroeder reported sole voting and dispositive power as to all shares of Common Stock beneficially owned. Clients of Bleichroeder have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities. 21 April Fund, Ltd. (“21 April”), a Cayman Islands company for which Bleichroeder acts as investment adviser, may be deemed to beneficially own 3,322,615 of these 4,949,355 shares.

(6)

The address of Royce & Associates LP is 745 Fifth Avenue, New York, NY 10151. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on January 27, 2021. Royce & Associates LP reported sole voting and dispositive power as to all shares of Common Stock beneficially owned.

(7)

The address of Blackrock Inc. is 55 East 52nd Street, New York, NY 10055. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 2, 2021. Blackrock Inc. reported sole voting power with respect to 1,687,742 shares of common stock and sole dispositive power with respect to 1,703,592 shares of common stock.

(8)

The address of Needham Investment Management L.L.C. is 250 Park Avenue, 10th Floor, New York, New York 10117-1099. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 16, 2021. Needham Investment Management L.L.C. reported shared voting and dispositive power as to all shares of Common Stock beneficially owned.

(9)

The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 10, 2021. The Vanguard Group reported shared voting power with respect to 23,006 shares of common stock, sole dispositive power with respect to 1,353,065 shares of common stock and shared dispositive power with respect to 28,673 shares of common stock.

(10)

The address of Dimensional Fund Advisors LP. is 6300 Bee Cave Road, Building One, Austin, Texas, 78746. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 12, 2021. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or subadviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Dimensional Fund Advisors LP. reported sole voting power with respect to 1,297,079 shares of common stock and sole dispositive power with respect to 1,368,155 shares of common stock.

(11)	Includes 66,000 shares that Mr. Dury holds indirectly through a trust with his spouse.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

In accordance with our Code of Business Conduct and Ethics, our Director Code of Ethics and its charter, our Audit Committee reviews and approves in advance in writing any proposed related party transactions. The most significant related party transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by our Board. Any related party transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

Mr. Thomas Rohrs, who has served on our Board since 2010, serves as the Executive Chairman of Ichor Systems, Inc. (“Ichor”). Intevac has entered into transactions with Ichor for the purchase of goods and services in the ordinary course of business during the past two completed fiscal years. Intevac paid Ichor $193,000 in fiscal 2019 and $76,000 in fiscal 2020.

Since the beginning of fiscal 2019, with the exception of the payments made to Ichor described above, there were no transactions to which Intevac was a party or will be a party, in which the amounts involved exceeded or will exceed $120,000 and in which the following persons had or will have a direct or indirect material interest:

•	Any of our directors or executive officers;

•	Any nominee for election as one of our directors;

•	Any person or entity that beneficially owns more than five percent of our outstanding shares; or

•	Any member of the immediate family of any of the foregoing person.

AUDIT COMMITTEE REPORT

The primary role of the Audit Committee is to provide oversight and monitoring of Intevac’s management and the independent registered public accounting firm and their activities with respect to Intevac’s financial reporting process. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with BPM LLP and management;

•

discussed with BPM LLP, Intevac’s independent public accountants, the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received from BPM LLP the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding BPM LLP’s communications with the Audit Committee concerning independence, and has discussed with BPM LLP their independence; and

•	considered whether the provision of services covered by Principal Accountant Fees and Services is compatible with maintaining the independence of BPM LLP.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Intevac’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Dorothy D. Hayes (Chairman)

Kevin D. Barber

Mark P. Popovich

Thomas M. Rohrs

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES MONIZ

Executive Vice President, Finance and

Administration, Chief Financial Officer,

Secretary and Treasurer

April 14, 2021

Appendix A

INTEVAC, INC.

2003 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED, FEBRUARY 17, 2021

The following constitute the provisions of the 2003 Employee Stock Purchase Plan of Intevac, Inc. Capitalized terms used herein shall have the meanings assigned to such terms in the attached Appendix.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

2. Eligibility.

(a) Offering Periods. Any individual who is an Employee as of the Enrollment Date of any Offering Period under this Plan shall be eligible to participate in such Offering Period, subject to the requirements of Section 4. Additionally, provided that an individual is an Employee as of a Semi-Annual Entry Date within an Offering Period, such individual may enter such Offering Period on such Semi-Annual Entry Date.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted a purchase right under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

3. Offering Periods. The Plan shall be implemented by a series of successive Offering Periods, with such succession continuing thereafter until (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased, or (ii) terminated in accordance with Section 19. Each new Offering Period shall commence on such date as determined by the Administrator; provided, however, that the first Offering Period shall commence on the first Trading Day on or after August 1, 2003. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, except as provided in Section 23.

4. Participation.

(a) First Purchase Interval in the Offering Period. An Employee who is eligible to participate in the Plan pursuant to Section 2 shall be entitled to participate in the first Purchase Interval in the first Offering Period only if such individual submits to the Company’s payroll office (or its designee), a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than five (5) business days from the effective date of such S-8 registration statement (the “Enrollment Window”). An eligible Employee’s failure to submit the subscription agreement during the Enrollment Window shall result in the automatic termination of such individual’s participation in the Offering Period.

(b) Subsequent Purchase Intervals and Offering Periods. An Employee who is eligible to participate in the Plan pursuant to Section 2 may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date or Semi-Annual Entry Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

5. Payroll Deductions.

(a) For Offering Periods beginning (i) on or after February 1, 2012, at the time a participant enrolls in the Plan pursuant to Section 4, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each such payday, or (ii) on or after August 1, 2020, at the time a participant enrolls in the Plan pursuant to Section 4, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifty percent (50%) of the Compensation which he or she receives on each such payday; provided, that should a payday occur on a Purchase Date, a participant shall have the payroll deductions made on such payday applied to his or her account under the new Offering Period or Purchase Interval, as the case may be. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 9.

(b) Payroll deductions authorized by a participant shall commence on the first payday following the Entry Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 9; provided, however, that for the first Offering Period, payroll deductions shall commence on the first payday on or following the end of the Enrollment Window.

(c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may (i) discontinue his or her participation in the Plan as provided in Section 9, (ii) increase the rate of his or her payroll deductions once during each Purchase Interval, and (iii) decrease the rate of his or her payroll deductions once during each Purchase Interval by (x) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Purchase Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (y) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 9). The Administrator may, in its sole discretion, change or institute any limit as to the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 5(d) shall be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 2(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Interval. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Interval which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 9.

(f) At the time the purchase right is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the purchase right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

6. Grant of Purchase Right. On the Enrollment Date of each Offering Period, or the Semi-Annual Entry Date of each Offering Period for each Employee who entered such Offering Period on a Semi-Annual Entry Date, each Employee participating in such Offering Period shall be granted a purchase right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided that for Offering Periods beginning on or after February 1, 2012, in no event shall a participant be permitted to purchase during each Purchase Interval more than 2,500 shares of Common Stock1 (subject to any adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in

Sections 2(b) and 8. The Employee may accept the grant of such purchase right by electing to participate in the Plan in accordance with the requirements of Section 4. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Purchase Interval of such Offering Period. Exercise of the purchase right shall occur as provided in Section 7, unless the participant has withdrawn pursuant to Section 9. The purchase right shall expire on the last day of the Offering Period.

7. Exercise of Purchase Right.

(a) Unless a participant withdraws from the Plan as provided in Section 9, his or her purchase right for the purchase of shares of Common Stock shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to purchase right shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Interval or Offering Period, subject to earlier withdrawal by the participant as provided in Section 9. Any other funds left over in a participant’s account after the Purchase Date shall be returned to the participant. During a participant’s lifetime, a participant’s purchase right to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Purchase Date, the number of shares of Common Stock with respect to which purchase rights are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on an Entry Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Purchase Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Entry Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising purchase rights to purchase Common Stock on such Purchase Date, and continue the Offering Period then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Entry Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising purchase rights to purchase Common Stock on such Purchase Date, and terminate the Offering Period then in effect pursuant to Section 19. The Company may make pro rata allocation of the shares of Common Stock available on the Entry Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s shareholders subsequent to such Entry Date.

8. Delivery. As soon as administratively practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, the shares purchased upon exercise of his or her purchase right in a form determined by the Administrator (in its sole discretion). No participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any purchase right granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 8.

9. Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her purchase right under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s purchase right for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for the Purchase Interval then in progress and, unless the Employee again enrolls in the Plan in accordance with Section 4, no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of any future Purchase Interval in that Offering Period or in the succeeding Offering Period unless the Employee re-enrolls in the Plan in accordance with the provisions of Section 4.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.

10. Termination of Employment. In the event a participant ceases to be an Employee of an Employer, his or her purchase right shall immediately expire and any payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant’s purchase right shall be automatically terminated.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 5,950,000 shares plus the 108,000 shares which have been reserved but not issued under the Company’s 1995 Employee Stock Purchase Plan as of the date of its termination.

(b) Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration. The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Purchase Date on which the purchase right is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the purchase right. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 14 shall be made in such form and manner as the Administrator may prescribe from time to time.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of a purchase right or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 9.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares.

17. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

18. Adjustments, Dissolution, Liquidation, Merger or Change of Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each purchase right under the Plan which has not yet been exercised, and the numerical limits of Section 6.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant’s purchase right has been changed to the New Purchase Date and that the participant’s purchase right shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 9.

(c) Merger or Change of Control. In the event of a merger of the Company with or into another corporation or a Change of Control, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Purchase Interval then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and the Offering Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed merger or Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the participant’s purchase right has been changed to the New Purchase Date and that the participant’s purchase right shall be exercised automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 9.

19. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect purchase rights previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Purchase Date if the Administrator determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to a purchase right under the Plan unless the exercise of such purchase right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of a purchase right, the Company may require the person exercising such purchase right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect until terminated pursuant to Section 19.

23. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their purchase right on such Purchase Date and automatically re-enrolled in the immediately following Offering Period and the current Offering Period shall automatically terminate after such purchase of shares on the Purchase Date. The Administrator may shorten the duration of such new Offering Period within five (5) business days following the start date of such new Offering Period.

APPENDIX

The following definitions shall be in effect under the Plan:

Definitions.

(a) “Administrator” means the Board or any committee thereof designated by the Board in accordance with Section 13.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 22), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Intevac, Inc., a California corporation.

(g) “Compensation” means an Employee’s base straight time gross earnings, but exclusive of payments for commissions, overtime, shift premium and other compensation.

(h) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Director” means a member of the Board.

(j) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(k) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(l) “Enrollment Date” means the first Trading Day of each Offering Period.

(m) “Entry Date” means the Enrollment Date or Semi-Annual Entry Date on which an individual becomes a participant in the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator.

(p) “Offering Periods” means the successive periods of approximately twenty-four (24) months, each comprised of one or more successive Purchase Intervals. The duration and timing of Offering Periods may be changed pursuant to Section 3 of this Plan.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” means this 2003 Employee Stock Purchase Plan.

(s) “Purchase Date” means the last Trading Day in January and July of each year. The first Purchase Date under the Plan shall be January 30, 2004.

(t) “Purchase Interval” shall mean the approximately six (6) month period running from the first Trading Day in February of each year through the last Trading Day in July of each year or from the first Trading Day in August of each year through the last Trading Day in January of the following year. However, the initial Purchase Interval shall commence on the Enrollment Date of the first Offering Period and end on the last Trading Day in January 2004.

(u) “Purchase Price” means, for each participant, an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on (i) the Participant’s Entry Date into that Offering Period, or (ii) on the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19.

(v) “Semi-Annual Entry Date” means the first Trading Day of each Purchase Interval provided that such Trading Day is not an Enrollment Date.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

I INTEVAC VOTE Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Online Go to www.investorvote.com/IVAC or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/IVAC Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote “FOR” all the nominees listed and “FOR” Proposals 2, 3 and 4. 1. Election of Directors: For Against Abstain 01 - David S. Dury [    ] [    ] [    ] 04 - Dorothy D. Hayes [    ] [    ] [    ] 07 - Mark P. Popovich [    ] [    ] [    ] For Against Abstain 02 - Wendell T. Blonigan [    ] [    ] [    ] 05 - Stephen A. Jamison [    ] [    ] [    ] 08 - Thomas M. Rohrs [    ] [    ] [    ] For Against Abstain 03 - Kevin D. Barber [    ] [    ] [    ] 06 - Michele F. Klein [    ] [    ] [    ] For Against Abstain 2. Proposal to approve an amendment to increase the maximum number of shares of Common Stock authorized for issuance under the Company’s 2003 Employee Stock Purchase Plan by 500,000 shares. [    ] [    ] [    ] For Against Abstain 3. Proposal to ratify the appointment of BPM LLP as independent public accountants of Intevac for the fiscal year ending January 1, 2022. [    ] [    ] [    ] 4. Proposal to approve, on a non-binding, advisory basis, the, executive compensation of the Company’s named executive officers. [    ] [    ] [    ] 5. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof. B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. // Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. 03E05B 1 UPX

The 2021 Annual Meeting of Stockholders of Intevac, Inc. will be held on Wednesday, May 19, 2021 at 3:30 pm PDT, virtually via the internet at www.meetingcenter.io/245316177. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is – IVAC2021. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/IVAC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – Intevac, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Wendell Blonigan and James Moniz, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Intevac, Inc. which the undersigned is entitled to vote at our Annual Meeting of Stockholders on May 19, 2021, and at any adjournments or postponements thereof, as follows on the reverse side. The Board of Directors recommends a vote “FOR” all the listed nominees and “FOR” Proposals 2, 3 and 4. This Proxy will be voted as directed, or, if no direction is indicated, the proxy will be voted “FOR” each of the proposals and at the discretion of the persons named as proxies upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE If you vote by telephone or the Internet, please DO NOT mail back this proxy card. C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.